EXHIBIT 10.6

PFIZER CONSOLIDATED SUPPLEMENTAL PENSION PLAN
FOR UNITED STATES AND PUERTO RICO EMPLOYEES

As Amended and Restated
Effective December 31, 2016

Page

INTRODUCTION			1
PART A		ADMINISTRATIVE AND GENERAL SECTIONS APPLICABLE TO ALL PARTICIPANTS	A-1
ARTICLE 1		INTRODUCTION	A-1
	1.1	Application of Part A	A-1
	1.2	Legal Compliance	A-1
ARTICLE 2		DEFINITIONS	A-1
	2.1	Affiliate	A-1
	2.2	Associate Company	A-2
	2.3	Beneficiary	A-2
	2.4	Board of Directors	A-2
	2.5	Business Day	A-2
	2.6	Code	A-2
	2.7	Commencement Date	A-2
	2.8	Committee	A-2
	2.9	Company	A-2
	2.10	Effective Date	A-3
	2.11	Eligible Employee	A-3
	2.12	Employee	A-3
	2.13	ERISA	A-3
	2.14	Freeze Date	A-3
	2.15	Grandfathered Benefits	A-3
	2.16	Key Employee	A-3
	2.17	Merged Plan	A-3
	2.18	NonGrandfathered Benefits	A-4
	2.19	Part of the Plan	A-4
	2.20	Participant	A-4
	2.21	PCPP	A-4
	2.22	PCPP PR	A-4
	2.23	Plan	A-4
	2.24	Plan Year	A-4
	2.25	Prior Plan	A-4
	2.26	PSSP	A-5
	2.27	Puerto Rico Code	A-5
	2.28	Puerto Rico Participant	A-5
	2.29	Regulation	A-5
	2.30	Retirement Plan	A-5
	2.31	Searle PR Plan	A-5
	2.32	Separation from Service	A-5
	2.33	Spouse	A-5
ARTICLE 3		COMMITTEES	A-6
	3.1	Appointment of Committees	A-6
	3.2	Duties, Powers and Responsibilities of the Committee	A-6
	3.3	Delegation	A-6
	3.4	Indemnification and Payment of Expenses	A-6
	3.5	Claims Procedures	A-6
	3.6	Statute of Limitations	A-7
ARTICLE 4		AMENDMENT OF PLAN	A-8
	4.1	Amendment	A-8
	4.2	Termination	A-8
	4.3	Restrictions	A-8
ARTICLE 5		ABSENCE OF FUNDING	A-9
	5.1	Unfunded Plan	A-9

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Page

	5.2	Creation of a Rabbi Trust	A-9
ARTICLE 6		CHANGES IN ELECTED PAYMENT FORMS, DEFERRALS, AND OTHER DELAYS	A-9
	6.1	Modifying a Payment Form	A-9
	6.2	Mandated Six-Month Delay for Key Employees	A-10
	6.3	Other Permitted Delays	A-10
	6.4	Notional Transfers	A-11
ARTICLE 7		TAX WITHHOLDING AND RELATED PAYMENT ACCELERATION	A-11
	7.1	Tax Reporting and Payment	A-11
	7.2	De Minimus Benefits	A-11
	7.3	Other Acceleration of Payment	A-12
ARTICLE 8		BENEFIT ALIENATION RULES	A-12
	8.1	No Transfer or Assignment	A-12
	8.2	Offset by an Associate Company	A-12
	8.3	No Duplicate Benefits	A-12
ARTICLE 9		MISCELLANEOUS	A-13
	9.1	Errors in Calculating Lump Sum Option Payments	A-13
	9.2	Additional Payments that Cannot be Made under a Retirement Plan	A-13
	9.3	Beneficiary Designation	A-13
	9.4	Limitation of Participant’s Rights	A-13
	9.5	Facilitation of Payment	A-14
	9.6	Notices	A-14
	9.7	No Limitation on Company Actions	A-14
	9.8	Governing Law	A-14
	9.9	Headings	A-14
	9.10	Gender, Singular and Plural	A-14
	9.11	Severability	A-14
	9.12	Discretion of the Board of Directors and the Committee	A-14
	9.13	Inability to Locate Payee	A-15
	9.14	Payments to Minors and Incompetents	A-15
	9.15	Legal Counsel for Plan	A-15
	9.16	Currency Exchange	A-15
	9.17	Miscellaneous	A-15
PART B		PROVISIONS APPLICABLE TO THE PFIZER SUB-PLAN	B-1
ARTICLE 1		INTRODUCTION	B-1
ARTICLE 2		DEFINITIONS	B-1
ARTICLE 3		ELIGIBILITY	B-1
ARTICLE 4		SUPPLEMENTAL BENEFITS	B-2
	4.1	Benefit Amount	B-2
	4.2	Adjustment to Benefit Amount	B-1
	4.3	Pfizer Enhanced Employee Separation Program	B-2
ARTICLE 5		DISTRIBUTIONS	B-2
	5.1	Grandfathered Benefits	B-2
	5.2	NonGrandfathered Benefits	B-2
	5.3	Transition Elections	B-3
	5.4	Death	B-3
	5.5	Disability	B-4
	5.6	Automatic Cash Out	B-4
	5.7	Deferral of Payment	B-4
	5.8	In-Service Notional Transfers	B-5
PART C		TERMS APPLICABLE TO THE WARNER-LAMBERT SUB-PLAN	C-1
ARTICLE 1		INTRODUCTION	C-1
ARTICLE 2		DEFINITIONS	C-1
ARTICLE 3		ELIGIBILITY FOR SUPPLEMENTAL PENSION INCOME	C-3
ARTICLE 4		PENSION INCOME OBJECTIVE	C-4

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iii

INTRODUCTION
Plan Changes
The Board of Directors of Pfizer Inc. (the “Company”) approved resolutions to merge the following plans (“Merged Plans”) into the Pfizer Inc Nonfunded Supplemental Retirement Plan, generally effective December 31, 2016 (“Effective Date”):

•	Warner-Lambert Supplemental Pension Income Plan

•	Pharmacia Supplemental Pension Plan

•	Wyeth Supplemental Executive Retirement Plan

•	A.L. Pharma Inc. Supplemental Pension Plan;

The Company has adopted this amendment and restatement of the surviving plan, which has been renamed as the “Pfizer Consolidated Supplemental Pension Plan for United States and Puerto Rico Employees” (the “Plan”), to:

•	Reflect the foregoing plan mergers,

•	Incorporate other previously adopted amendments to the Plan and the Merged Plans,

•	Clarify certain language in the Plan and the Merged Plans, and

•	Modify the Plan terms to reflect any additional desired changes.

Plan benefits shall be based on the accrued benefit of each Participant (whether or not then an active Employee) under the Merged Plans, as in effect immediately prior to the Effective Date of this restatement, unless the Plan terms expressly indicate that a change to any such plan is intended.
Notwithstanding anything herein to the contrary, the Plan shall be frozen with respect to new accruals to the same extent as the freeze applicable to the associated Retirement Plan, effective December 31, 2017 (“Freeze Date”).
Plan Purpose
The Company maintains the Plan in order to attract and retain officers and key employees in senior managerial and other important positions with the Company and its Affiliates that participate in the Plan (the “Associate Companies”), by providing such executives compensation in the form of supplemental pension and retirement income in amounts reasonably related to their compensation and the length of their service with their respective Associate Companies and Affiliates.
Plan Composition and Organization
The Plan consists of six parts, as follows:

•	Part A comprises administrative and general provisions applicable to all Plan Participants.

•
Parts B through F apply with respect to individuals who were Participants (or their Beneficiaries) under the applicable Merged Plan referenced herein, as in effect immediately prior to the Effective Date, as follows:

◦	Part B: Pfizer Inc Nonfunded Supplemental Retirement Plan

◦	Part C: Warner-Lambert Supplemental Pension Income Plan

◦	Part D: Pharmacia Supplemental Pension Plan

◦	Part E: Wyeth Supplemental Executive Retirement Plan

◦	Part F: A.L. Pharma Inc. Supplemental Pension Plan
The rights and benefits of any person entitled to or receiving benefits under the Plan shall be determined by the provisions of the Plan (or any Merged Plan) in effect at the time such person (or the person on whose behalf benefits are being paid) terminated employment, unless specifically otherwise provided herein or required by law.

1
Introduction

2
Pfizer Consolidated Supplemental Pension Plan for United States and Puerto Rico Employees

PART A
ADMINSTRATIVE AND GENERAL SECTIONS
APPLICABLE TO ALL PARTICIPANTS

ARTICLE 1
INTRODUCTION

1

1.1	Application of Part A
This Part A sets forth administrative and general provisions applicable to all Plan Participants. Terms not otherwise defined in this Part A are as defined in Parts B through F of the Plan, as applicable.

1.2	Legal Compliance
The Plan is intended to (a) comply with Code section 409A and official guidance issued thereunder (except for amounts attributable to Grandfathered Benefits), and (b) for purposes of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, and with respect to each of Parts B through F (taking into account any relevant generally applicable provisions in this Part A) be treated as two separate, unfunded plans, as follows:
(a)    An “excess benefit plan” within the meaning of Section 3(36) of ERISA that shall be comprised of accruals under the Plan that are made solely because of the applicable limitations under Section 415 of the Code, plus earnings thereon, and
(b)    A separate “top-hat” plan maintained by the Associate Company for all other accruals under the Plan, plus earnings thereon, for the purpose of providing deferred compensation to a select group of management or highly compensated employees, within the meanings of Sections 201(a)(2), 301(a)(3) and 401(a)(1) of ERISA, including deferred compensation in excess of an applicable limit under the PCPP PR or the Searle PR Plan (as applicable).
Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.
ARTICLE 2
DEFINITION

Whenever used herein, unless the context otherwise indicates, the following terms shall have the respective meanings set forth below:
2

2.1	Affiliate
Affiliate means:
(a)    Except with respect to Grandfathered Benefits under Part C of the Plan (as referenced in paragraph (b) below), any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Section 414(b) and (c) of the Code); provided, however, that in determining whether a Separation from Service has occurred for purposes other than Part F of the Plan (and except as provided in paragraph (b) below), Section 1.414(c)-2 of the Treasury Regulations shall be applied to determine the controlled group by substituting “50 percent” for “80 percent” in each place it appears therein.
(b)    For purposes of Grandfathered Benefits under Part C of the Plan, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government, or department or agency thereof (“Person”), directly or indirectly controlling, controlled by, or under direct or indirect common control with another Person. A

Part A: Administrative And General Sections Applicable To All Participants

person shall be deemed to control another person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

2.2	Associate Company
“Associate Company” means, as indicated by the context, (a) the specific Affiliate which participates in the Plan (with the consent of the Board of Directors) and which employs (or previously employed) an Employee for purposes of applying the Part of the Plan pertaining to such Associate Company, (b) any Associate Company acting individually, or (c) collectively all Associate Companies. When action is required to be taken hereunder by an Associate Company, such action shall be authorized by its executive committee or board of directors (or a delegate of the foregoing), as appropriate.

2.3	Beneficiary
Subject to the provisions in any applicable Part of the Plan for determining a default Beneficiary in the absence of a valid designation or surviving designated Beneficiary, Beneficiary means the Beneficiary (or contingent Beneficiary in the event that the primary Beneficiary does not survive the Participant), as designated by the Participant under the Plan, who will receive any portion of the Plan benefit payable upon the death of the Participant or such other person as the Committee shall determine.

2.4	Board of Directors
Board of Directors means the board of directors of the Pfizer Inc.

2.5	Business Day
Business Day means each day on which the New York Stock Exchange is open for business.

2.6	Code
Code means the Internal Revenue Code of 1986, as amended.

2.7	Commencement Date
Commencement Date means the date payments under this Plan commence.

2.8	Committee
Committee means the Retirement Committee appointed by the Board of Directors. Unless expressly stated to the contrary, references to the Committee shall be construed by the Committee as applying to a delegate of the Committee, depending upon the context.

2.9	Company
Company means:
(a)    For purposes of Part A of the Plan, Pfizer Inc., a Delaware corporation, and any predecessor or successor corporation through merger, consolidation or otherwise. When action is required to be taken hereunder by the Company, such action shall be authorized by the Executive Leadership Team (or any successor executive committee) or by the Board of Directors of the Company or by either of their authorized designees.
(b)    For purposes of any other Part of the Plan, the entity defined as the “Company” for purpose of applying the terms of such Part of the Plan.

Part A: Administrative And General Sections Applicable To All Participants

2.10	Effective Date
Effective Date means, for purposes of the effective date of this Plan restatement and the merger of the Merged Plans, December 31, 2016.

2.11	Eligible Employee
Eligible Employee means, with respect to each Part of the Plan, any Employee who meets any eligibility rules set forth in the provisions of such Part of the Plan. However, for purposes of eligibility for benefits that are not intended to be provided under an Excess Benefit Plan (within the meaning of Section 3(36) of ERISA), the term Eligible Employee shall include only Employees who are members of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(l) of ERISA.
Notwithstanding anything in the Plan to the contrary, the term “Eligible Employees” shall exclude individuals classified by the Company as leased employees, independent contractors or consultants or any individuals who are not paid through the Company’s regular payroll.

2.12	Employee
Employee means any person in the employ of the Company or an Affiliate.

2.13	ERISA
ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any applicable rulings and regulations promulgated thereunder.

2.14	Freeze Date
Freeze Date means December 31, 2017, which is the date as of which benefits under the Plan shall be frozen with respect to new accruals to the same extent as the freeze applicable to the associated Retirement Plan.

2.15	Grandfathered Benefits
Grandfathered Benefits means benefits that were earned and vested under the applicable Merged Plan (as defined therein) as of December 31, 2004, within the meaning of Code Section 409A and regulations thereunder.

2.16	Key Employee
Subject to any adjustments set forth in the applicable Part of a Plan, Key Employee means an employee who, as of his or her Separation from Service is treated as a “specified employee” (as defined in Code Section 409A(a)(2)(B)(i)) of the Company or its Affiliates, determined in accordance with Code section 409A using a February 27 identification date, and effective for the 12-month period beginning on the March 1 following the identification date and ending on February 28 (or 29, if applicable) of the next calendar year.

2.17	Merged Plan
Merged Plan means any or all of the following plans, as the context may dictate, as in effect immediately prior to the Effective Date:
(a)    Pfizer Inc Nonfunded Supplemental Retirement Plan, the applicable provisions of which are set forth in Part B of the Plan;
(b)    Warner-Lambert Supplemental Pension Income Plan, the applicable provisions of which are set forth in Part C of the Plan;

Part A: Administrative And General Sections Applicable To All Participants

(c)    Pharmacia Supplemental Pension Plan, the applicable provisions of which are set forth in Part D of the Plan;
(d)    Wyeth Supplemental Executive Retirement Plan, the applicable provisions of which are set forth in Part E of the Plan; and

(e)    A.L. Pharma Inc. Supplemental Pension Plan, the applicable provisions of which are set forth in Part F of the Plan.

2.18	NonGrandfathered Benefits
NonGrandfathered Benefits means Plan benefits under the applicable Part of the Plan that are not Grandfathered Benefits (as defined therein). In addition, NonGrandfathered Benefits shall include any previously Grandfathered Benefits which have lost that status due to a material modification described in Section 1.409A-6(a)(4)(i) of the Treasury Regulations.

2.19	Part of the Plan
Part of the Plan means, with respect to any Participant or Beneficiary, the applicable Part of the Plan determined pursuant to Section 2.17 or as otherwise indicated expressly in the Plan terms.

2.20	Participant
Participant means, with respect to each applicable Part of the Plan, any Eligible Employee who satisfies the eligibility requirements set forth in such applicable Part of the Plan. In the event of the death or incompetency of a Participant, the term shall mean the Participant’s personal representative or guardian.

2.21	PCPP
PCPP means the Pfizer Consolidated Pension Plan, as amended and restated.

2.22	PCPP PR
PCPP PR means Pfizer Consolidated Pension Plan for Employees Resident in Puerto Rico, as amended and restated.

2.23	Plan
Plan means, for purposes of Part A, the Pfizer Consolidated Supplemental Pension Plan for United States and Puerto Rico Employees. For purposes of Parts B through F of the Plan, any reference to the Plan is intended to apply solely to the applicable Part of the Plan that includes such reference unless expressly stated to the contrary.

2.24	Plan Year
Plan Year means the calendar year.

2.25	Prior Plan
Prior Plan means, unless otherwise clearly indicated in the context in which such term appears, the terms of the Plan applicable to Grandfathered Benefits, without regard to any amendments thereto that would result in any material modification of the Grandfathered Benefits.

Part A: Administrative And General Sections Applicable To All Participants

2.26	PSSP
PSSP means the Pfizer Supplemental Savings Plan, as amended and restated.

2.27	Puerto Rico Code
Puerto Rico Code means Puerto Rico Internal Revenue Code of 2011, as amended, and such term shall be deemed to include any regulations issued thereunder.

2.28	Puerto Rico Participant
Puerto Rico Participant means a Participant who is employed by the Company in Puerto Rico and resides in Puerto Rico. With respect to any Puerto Rico Participant, the terms of a Merged Plan shall be construed and applied by substituting any limitation under the Puerto Rico Code for any limitation under the Code. As a result of this construction, the Plan will provide benefits to a Puerto Rico Participant that could not be provided under the applicable Part of the PCPP PR or the Searle PR Plan (for certain Participants covered under Part D of the Plan).

2.29	Regulation
Regulation or Treasury Regulation means regulations adopted by the Internal Revenue Service under the Code, as they may be amended from time to time.

2.30	Retirement Plan
Retirement Plan means the plan (or part thereof) that is tax-qualified under the Code or the Puerto Rico Code, as applicable, and which is referenced under the provisions of the applicable Part of the Plan with respect to any Plan benefit payable hereunder.

2.31	Searle PR Plan
Searle PR Plan means the Searle-Monsanto Puerto Rico Employees’ Retirement Plan.

2.32	Separation from Service
Separation from Service or Separate(s) from Service means:
(a)    with respect to Grandfathered Benefits, unless otherwise stated in the applicable Part of the Plan, termination of employment shall be determined in accordance with the terms of the Prior Plan; and
(b)    with respect to NonGrandfathered Benefits, "separation from service" within the meaning of Code Section 409A(a)(2)(B)(i), provided however, if a Participant would otherwise incur a Separation from Service in connection with a sale of assets of the Company or an Associate Company, the Company shall retain the discretion to determine whether a Separation from Service has occurred in accordance with Treasury Regulation Section 1.409A-1(h)(4).

2.33	Spouse
Spouse means the person to whom a Participant is married on the date of his death or earlier determination date, if applicable; however, with respect to Grandfathered Benefits under Parts C and E, the person to whom a Participant has been married for at least one year prior to the Participant’s death if he or she died prior to his or her Commencement Date.

Part A: Administrative And General Sections Applicable To All Participants

ARTICLE 3
COMMITTEES
3

3.1	Appointment of Committees
The Board of Directors shall appoint a Committee that shall consist of at least three persons who shall serve at the pleasure of the Board of Directors.

3.2	Duties, Powers and Responsibilities of the Committee
(a)    The Committee shall have full power, discretion, and authority to interpret the Plan, to prescribe, amend and rescind any rules, forms and procedures as it deems necessary or appropriate for the proper administration of the Plan and to make any other determinations and to take any other such actions as it deems necessary or advisable in carrying out its duties under the Plan. All action taken by the Committee arising out of, or in connection with, the administration of the Plan or any rules adopted thereunder, shall, in each case, lie within its sole discretion, and shall be final, conclusive and binding upon the Board of Directors, the Company, its Affiliates, all Employees, all Participants, all Beneficiaries and all persons and entities having an interest therein.
(b)    Whenever the terms of the Plan or of a payment election require the payment of an amount by a specified date, the Committee shall use reasonable efforts to make or commence the payment by that date. The Committee shall not be (i) liable to the Participant or any other person if such payment or payment commencement is delayed for administrative or other reasons to a date that is later than the date so specified by the Plan or the payment election or (ii) required to pay interest or any other amount in respect of such delayed payment except to the extent specifically contemplated by the terms of the Plan.
(c)    The Committee has the authority to adopt amendments as set forth in Section 4.1.

3.3	Delegation
The Committee shall have the power to delegate to any person or persons the authority to carry out such administrative duties, powers and authority relative to the administration of the Plan as the Committee may from time to time determine. Any action taken by any person or persons to whom the Committee makes such a delegation shall, for all purposes of the Plan, have the same force and effect as if undertaken directly by the Committee. If any individual to whom the Committee delegates authority is a Participant, such individual shall not resolve, or participate in the resolution of, any matter specifically relating to such individual’s eligibility to participate in the Plan or the calculation or determination of such individual’s Plan Benefit.

3.4	Indemnification and Payment of Expenses
Each member of the Committee and each employee of an Associate Company to whom Committee’s responsibilities have been delegated shall be indemnified by the Company against all costs and expenses (including counsel fees, but excluding any amount representing a settlement unless such settlement be approved by the Board of Directors) reasonably incurred by or imposed upon him, in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a member of a Committee (whether or not he continues to be a member of such Committee at the time when such cost or expense is incurred or imposed), or in the case of an employee of an Associate Company, his or her performance of duties in connection with the Plan, to the full extent permitted by law, except when such person acted in bad faith or engaged in fraud or willful misconduct. The foregoing rights of indemnification shall not be exclusive of other rights to which any member of a Committee may be entitled as a matter of law.
The Company shall pay all expenses of administering the Plan except as otherwise determined by the Committee. Any allocation pursuant to this Section 3.4 among Associate Companies treated as the Company for purposes of this Plan provision shall be determined by the Committee in a fair and nondiscriminatory manner.

Part A: Administrative And General Sections Applicable To All Participants

3.5	Claims Procedures
Any request by a Participant or any other person for any benefit alleged to be due under the Plan shall be known as a “Claim” and the Participant or other person making a Claim, or the authorized representative of either, shall be known as a “Claimant.” The Committee or its delegate reviewer has sole discretion to determine whether a communication from an individual shall be a Claim. To the extent of their responsibility to review benefit claims or to review the denial of benefit claims, the Committee and the reviewer shall have full authority to interpret and apply, in their discretion, the provisions of the Plan. The decisions of the Committee and reviewer shall be final and binding upon any and all Claimants, including, but not limited to, Participants and their Beneficiaries, and any other individuals making a Claim or requesting review of a Claim through or under them, and shall be afforded the maximum deference permitted by law. A Participant may not maintain a court action over a disputed claim until he or she has exhausted the Plan’s claims procedures.
Claimant may submit a written application to the Committee or its delegate reviewer for payment of any benefit that he believes may be due him under the Plan, in accordance with Plan procedures. Such application shall include a general description of the benefit which the Claimant believes is due, the reasons the Claimant believes such benefit is due and any information as the Committee or its delegate reviewer may reasonably request. The Committee or its delegate reviewer will process the Claimant’s application within ninety (90) days of the receipt of the Claim by the Committee or its delegate reviewer unless special circumstances require an extension of time for processing the Claim. In such event, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period but in no event shall the extension exceed a period of ninety (90) days from the end of such initial period. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision. If the Committee or its delegate reviewer has not determined the Claimant’s eligibility for a Plan benefit within this ninety (90) day period (one hundred eighty (180) day period if circumstances require an extension of time), the Claim is deemed denied. A Claim is considered approved only if such approval is memorialized by the Committee or its delegate reviewer in writing.
If a Claim is denied in whole or in part, the notice of denial shall set forth (i) the specific reason or reasons for the denial, (ii) specific reference to the pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary, if applicable, and (iv) an explanation that, if an adverse determination is made on review, the Claimant may have a right to bring civil action under Section 502(a) or ERISA. Within sixty (60) days of the receipt of a notice of denial of a Claim in whole or in part or a deemed denial, a Claimant (i) may request a review upon written application to the Committee, (ii) may review documents pertinent to the Claim, and (iii) may subject issues and comments in writing to the Committee. The Claimant shall be provided upon request and free of charge, reasonable access to all documents, records and other information relevant to the Claimant’s Claim for benefits.
The Committee will review a Claim for which a request for review has been made and render a decision not later than sixty (60) days after receipt of a request for review; provided, however, that if special circumstances require extension of a time for processing, a decision shall be rendered no later than one hundred and twenty (120) days after receipt of the request for review. Written notice of any such extension shall be furnished to the Claimant within sixty (60) days after receipt of request for review. The Committee’s decision shall be in writing and shall set forth (i) the specific reason or reasons for the denial on review, (ii) specific reference to the pertinent Plan provisions on which the denial on review is based, (iii) an explanation that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s Claim for benefits, and (iv) an explanation that if an adverse determination is made on review, the Claimant may have the right to bring a civil action under Section 502(a) of ERISA. If the decision on review is not furnished within the applicable time, the Claim shall be deemed denied on review.

3.6	Statute of Limitations
A Claimant wishing to seek judicial review of an adverse benefit determination under the Plan, whether in whole or in part, must file any suit or legal action, including, without limitation, a civil action under Section 502(a) of ERISA. Legal action cannot be taken with respect to any denial of a claim hereunder more than one year after the Committee has made a final determination that such claim shall be denied. The venue for such legal action shall be the Southern District of New York for claims submitted on or after the Effective Date. If any such judicial proceeding is undertaken, the evidence presented shall be strictly limited to the evidence timely presented to the Committee.

Part A: Administrative And General Sections Applicable To All Participants

Notwithstanding anything in the Plan to the contrary, a Claimant must exhaust all administrative remedies available to such Claimant under the Plan before such Claimant may seek judicial review pursuant to Section 502(a) of ERISA.

ARTICLE 4
AMENDMENT AND TERMINATION OF PLAN
4

4.1	Amendment
Subject to any explicit provisions in an applicable Part of the Plan, the Plan may be amended at any time, by the Board of Directors or an authorized designee, which shall include the Executive Vice President, Worldwide Human Resources and the Senior Vice President, Total Rewards. The Committee may also make certain amendments which:
(a)    Effectuate purely administrative changes to the Plan;
(b)    Conform the Plan with or take advantage of governmental requirements, statutes or regulations; or
(c)    Do not increase Plan liabilities by an amount in excess of five million dollars, nor increase Plan expenses by an amount in excess of five hundred thousand dollars.

4.2	Termination
The Plan may be terminated at any time, by the Board of Directors or the authorized designee. In the event the Plan is terminated:
(a)    The Committee shall continue to administer the Plan in accordance with the relevant provisions thereof until all Plan benefits have been paid hereunder, except that no further accruals of benefits shall be permitted.
(b)    Notwithstanding paragraph (a), the Board of Directors or the Committee, in its discretion, may accelerate payment of Plan benefits (other than Grandfathered Benefits und Parts C or E of the Plan) and such acceleration may be effected in a manner that will not result in the imposition on any Participant of additional taxes or penalties under Section 409A.

4.3	Restrictions
(a)    Notwithstanding the foregoing, no amendment of the Plan shall apply to Grandfathered Benefits unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent “material modification” (within the meaning of Treasury Regulation Section 1.409A-6(a)(4)(i)) to Grandfathered Benefits.
(b)    Except as provided in Paragraph (c), no amendment or termination may reduce the amount of a Participant’s Plan benefit as of the date of such amendment or termination without the Participant’s written consent; and provided further that it shall not be a reduction of a Participant’s Plan benefit if the amount of the Plan benefit is reduced solely as a result of an increase in the Participant’s Retirement Plan benefit.
(c)    Notwithstanding any provision in the Plan to the contrary, with respect to a Participant’s NonGrandfathered Benefit, the Board of Directors or the Committee shall have the independent right, prospectively and/or retroactively, to amend or modify the Plan in accordance with Code Section 409A, in each case, without the consent of any Participant, to the extent that the Board of Directors or the Committee deems such action to be necessary or advisable to address regulatory or other changes or developments that affect the terms of the Plan with the intent of effecting Code Section 409A compliance. Any determinations made by the Board of Directors or the Committee under this Section 4.3 shall be final, conclusive and binding on all persons.

Part A: Administrative And General Sections Applicable To All Participants

(d)    All actions, including Plan amendments, which are undertaken by the Board of Directors, the Committee, or any other authorized persons, shall be authorized by a duly adopted resolution approved by the respective body.
ARTICLE 5
ABSENCE OF FUNDING
5

5.1	Unfunded Plan
The Plan is intended to constitute an “unfunded” plan of deferred compensation for Participants and Beneficiaries. The sole obligation of the Company or an Associate Company hereunder to a Participant, or any other person claiming through or under any such individual, is a contractual obligation to make payments in accordance with the terms hereof and any such person shall have no rights with respect to any interests under the Plan greater than those of a general unsecured creditor of the Company or an Associate Company.

5.2	Creation of a Rabbi Trust
No amount of cash or other property shall be set aside as a separate trust for the payment of any Plan benefit, except that the Committee or the Board of Directors, in its discretion (or as required under the provisions of the applicable Part of the Plan with respect to a “Change in Control” as defined therein), may establish a grantor trust to fund benefits payable under the Plan and administrative costs relating to the Plan. The assets of said trust shall be held separate and apart from other funds of the Company or an Associate Company and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:
(a)    the creation of said trust shall not cause the Plan to be other than “unfunded” for purposes of ERISA;
(b)    the Company shall be treated as the “grantor” of said trust for purposes of Sections 671 and 677 of the Code;
(c)    said trust agreement shall provide that the trust fund assets may be used to satisfy claims of the Company’s general creditors; and
(d)    any assets held in trust shall be subject to the investment authority of the Plan Assets Committee appointed by the Company.
ARTICLE 6
CHANGES IN ELECTED PAYMENT FORMS, DEFERRALS, AND OTHER DELAYS
6

6.1	Modifying a Payment Form
The following provisions of this Section 6.1 shall apply if, and only if, the applicable Part of the Plan permits a Participant or Beneficiary to change his or her payment election with respect to a NonGrandfathered Benefit. In that case, any such election shall satisfy the following requirements:
(a)    A Participant or Beneficiary who has elected an annuity payment form at any time prior to the Commencement Date for such benefit may make one or more subsequent elections to have such benefit paid at the same time, but in another annuity payment form available under the applicable Part of the Plan. Such new payment form shall be the actuarial equivalent of the original annuity elected by the Participant or Beneficiary, determined in accordance with the provisions of the applicable Part of the Plan.
(b)    Except as provided in the preceding paragraph (a) and subject to the provisions in the applicable Part of the Plan, a Participant or Beneficiary may make one or more subsequent elections to change the time or form of a payment, provided that the following conditions are satisfied:

Part A: Administrative And General Sections Applicable To All Participants

(i)    An election change may not take effect until at least twelve (12) months after the date on which the election change is made;
(ii)    A distribution pursuant to an election change (other than a payment on account of death) may not be made earlier than at least five (5) years from the date the distribution would have otherwise have been paid; and
(iii)    In the case of an election to change the time or form of a distribution related to a payment at a specified time or pursuant to a fixed schedule, the election change must be made at least twelve (12) months before the date the distribution is scheduled to be paid.

6.2	Mandated Six-Month Delay For Key Employees
Notwithstanding a payment election by a Participant or Beneficiary and any default rules under the provisions of the applicable Part of the Plan and except as otherwise provided in this Section 6.2, any amounts payable to a Participant who is a Key Employee under the Plan with respect to his NonGrandfathered Benefit during the period beginning on the date of the Participant’s Separation from Service (other than by reason of death), and ending on the six-month anniversary of such date. Payment shall be delayed and not paid to the Participant until the first Business Day of the month following foregoing delay period.
(a)    With respect to a Key Employee covered under Parts B and E of the Plan, in no event will payment be made prior to the later of the date prescribed in the preceding paragraph or in January following the Participant’s Separation from Service.
(b)    In the event of a Key Employee’s death, payment shall be made (without regard to the six-month delay) as of the first business day of the month after such Participant’s death; except that
(i)    For purposes of Parts B and E of the Plan, in no event will payment be made prior to the month of January following the Participant’s Separation from Service.
(ii)    For purposes of Parts C and E of the Plan, if a Participant dies on or after the date of the Participant’s Separation from Service and prior to payment pursuant to this Section 6.2, in no event shall payment be made to the Participant’s joint annuitant (if the benefit form elected by the Participant is a joint annuity) or, if there is no joint annuitant, the Participant’s Beneficiary, as applicable, together with any interest credited thereon, prior to the January 1st following the calendar year in which the Participant’s death occurs.
(c)    At the end of the applicable delay period, the delayed amounts shall be increased with interest pursuant to procedures adopted for such purpose at the interest rate being used to determine lump-sum payments under the Retirement Plan.

6.3	Other Permitted Delays
(a)    Subject to paragraph (b), the distribution of NonGrandfathered Benefits shall be delayed upon the reasonable anticipation of one or more of the following events:
(i)    The tax deduction by the Company or the Associate Company with respect to such payment would be eliminated by application of Code Section 162(m); or
(ii)    The making of the payment would violate Federal securities laws or other applicable law.
(b)    For purposes of Section 6.3(a):
(i)    any procedures shall be applied consistently to similarly situated employees,
(ii)    the Participant shall not have a choice as to the timing of the payment, and

Part A: Administrative And General Sections Applicable To All Participants

(iii)    any payment delayed pursuant to this 6.3 shall be paid in accordance with Code Section 409A.

6.4	Notional Transfers
A Participant may elect to transfer the full lump sum value of his NonGrandfathered Benefit under the Part B, D, or E of the Plan (as applicable) to the PSSP upon the later to occur of the Participant’s Separation from Service or age 55. Such value (the “Notional Transfer”) shall be determined in accordance with the actuarial assumptions used to determine lump sum distributions payable as of the transfer date under the provisions of the applicable Part of the Plan. Pursuant to the transfer election form (as prescribed by the Committee) and the terms of the PSSP, no distribution of the Notional Transfer shall begin until the January following the five-year anniversary of the latest to occur of: (1) the Participant’s Separation from Service; (2) the Participant’s attainment of age 55; or (3) the date the Participant’s benefit under the applicable Part of the Plan (i.e., Part B, D, or E) was scheduled to be paid under such Part of the Plan, such that any transfer election shall be treated as a redeferral election, subject to the restriction in Section 6.1. Thereafter, Notional Transfers shall be paid from the PSSP in the form of a lump sum or installments as elected at the time that the Notional Transfer election is made.
ARTICLE 7
TAX WITHHOLDING AND PAYMENT ACCELERATION
7

7.1	Tax Reporting and Payment
(a)    The Company or other payor may withhold from a benefit payment under the Plan or a Participant’s wages in order to meet any federal, state, or local tax withholding obligations with respect to such benefits.
(b)    The Company or other payor shall report Plan payments and other Plan-related information to the appropriate governmental agencies as required under applicable laws.
(c)    If the Participant’s benefits under the Plan are includible in federal taxable income pursuant to Section 409A, such benefits shall be distributed immediately to the Participant. Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.
(d)    The payment of NonGrandfathered Benefits shall be accelerated as necessary to pay Federal Insurance Contributions Act ("FICA") taxes and any corresponding income taxes and/or to satisfy any withholding requirements related thereto, in a timely manner.

7.2	De Minimus Benefits
(a)    Notwithstanding a Participant’s otherwise applicable payment form, the Committee shall pay a Participant’s entire Plan interest under Part B or D of the Plan with a present value that does not exceed $10,000 (determined as of the Commencement Date) in a single lump sum.
(b)    Notwithstanding a Participant’s otherwise applicable payment date or payment form, the Committee shall pay a Participant’s Grandfathered Benefit or NonGrandfathered Benefit under Part E of the Plan in a single lump sum if the present value of such benefit (determined separately for the Grandfathered Benefit and NonGrandfathered Benefit components) does not exceed $5,000. For purposes of the immediately preceding sentence, in applying the $5,000 threshold to the NonGrandfathered Benefit, such benefit shall be aggregated with such Participant’s benefit subject to Code Section 409A under each other Company Non-Account Plan (as defined in Part E of the Plan) in which the Participant participates. Such lump sum amount shall be payable on the last Business Day of the month following the month in which the Separation from Service occurs with respect to his NonGrandfathered Benefit and as soon as administratively practicable after his Separation from Service with respect to his Grandfathered Benefit.

Part A: Administrative And General Sections Applicable To All Participants

7.3    Other Acceleration of Payment
The Committee, in its sole discretion but subject to uniformly applied procedures, may accelerate payment of all or a portion of a Participant’s NonGrandfathered Benefit for any other reasons permitted by Treasury Regulation Section 1.409A-3(j)(4). Moreover, Plan benefit payments may be accelerated due to Plan termination as provided in Section 4.2(b).
ARTICLE 8
BENEFIT ALIENATION RULES
8

8.1	No Transfer or Assignment
Except as expressly provided herein:
(a)    No Participant or Beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant’s interest under the Plan.
(b)    The Company’s obligations under this Plan are not assignable or transferable except to (i) any corporation or partnership which acquires all or substantially all of the Company’s assets or (ii) any corporation or partnership into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s Beneficiaries, heirs, executors, administrators or successors-in-interest.
(c)    To the maximum extent permitted by law, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.
(d)    If any person entitled to a benefit hereunder shall be adjudicated a bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit, or if any attempt is made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit, then such benefit shall, in the discretion of the Committee, cease and terminate, and in that event the Committee may cause such benefit, or any part thereof, to be held or applied for the benefit of such person, his Spouse, children or other dependents, or any of them, or other Beneficiary, in such manner and in such proportion as the Committee shall determine.

8.2	Offset by an Associate Company
Notwithstanding the preceding provisions of this Article 8, if a Participant or Beneficiary becomes entitled to a distribution of NonGrandfathered Benefits under the Plan or Grandfathered Benefits under Part D of the Plan, and if at such time the payee has outstanding any debt, obligation, or other liability representing an amount owing to the Company or any Associate Company, then the Company or such Associate Company may offset the amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee or its delegate.

8.3	No Duplicate Benefits
Nothing in the Plan, including the ability of a Participant to make separate payment elections with respect to his Grandfathered and NonGrandfathered Benefits (if applicable), shall obligate the Company or any Associate Company to pay duplicate benefits to any Participant.

Part A: Administrative And General Sections Applicable To All Participants

ARTICLE 9
MISCELLANEOUS
9
9.1    Errors in Calculating Lump Sum Option Payments
With respect to a NonGrandfathered Benefit, whenever due to (a) a bona fide mathematical or actuarial error, or (b) additional compensation for purposes of the Plan for the taxable year of the Participant in which the Participant has a Separation from Service which has been administratively impracticable to take into account at the time of such Separation from Service, the amount of such NonGrandfathered Benefit is determined after such payment to have been less than if such error had not been made or such compensation taken into account, then a supplemental corrective lump sum payment correcting such error or taking into such additional compensation may be made by the Company or Associate Company prior to December 31st of the year in which the lump sum payment was made. After such December 31st, no further corrective payment shall be made.

9.2	Additional Payments that Cannot be Made under a Retirement Plan
Any amounts which may not be paid under a Retirement Plan referenced in the applicable Part of the Plan governing a Participant’s benefit due to such Participant having more than $132,000 in pensionable earnings in 2004 (as adjusted in accordance with tax laws and regulations) shall be payable under the Plan in accordance with the terms of the Appendix to the Applicable Part of the PCPP, as indicated in the following chart.

Applicable Part of the Plan	Applicable Part of the PCPP	Appendix to the Applicable Part of the PCPP
B	B	B
C (NonGrandfathered Benefits)	C	K
D	D	F

9.3	Beneficiary Designation
Each Participant may designate a Beneficiary or Beneficiaries (which Beneficiary may be an entity that is not a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee, or its designee. If no Beneficiary has been named, or the designated Beneficiary or Beneficiaries shall have predeceased the Participant, the provisions in the applicable Part of the Plan governing such Participant’s benefit shall determine the default Beneficiary and, in the absence of any such provisions, the Beneficiary shall be the Participant’s estate. If a Participant designates more than one Beneficiary, the interests of such Beneficiaries shall be paid in equal shares, unless otherwise provided in the Participant’s designation or pursuant to the terms of the applicable Part of the Plan.

9.4	Limitation of Participant’s Rights
Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or an Associate Company, nor shall it interfere with the rights of the Company or an Associate Company to terminate the employment of any Participant and/or to take any personnel action affecting any Participant without regard to the effect which such action may have upon such Participant as a recipient or prospective recipient of benefits under the Plan. Any amounts payable hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any other arrangement established by the Company or an Associate Company for the benefit of its employees, except as expressly provided therein.

Part A: Administrative And General Sections Applicable To All Participants

9.5	Facilitation of Payment
The Committee may require, as a condition to the payment of any amounts under this Plan, that a Participant or Beneficiary disclose such information and furnish any documentation as the Committee shall deem necessary to determine the Plan benefit. All such information shall be held in confidence by the Committee. In the event that the Committee shall determine that all such necessary information shall not have been provided, it shall redetermine the Plan benefit to be paid thereafter, and it may, on a finding of an intentional omission or misrepresentation by a Participant or Beneficiary, reduce subsequent payments by the amount of any such prior payments in excess of amounts actually due or terminate payments under the Plan to such Participant or Beneficiary.

9.6	Notices
Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to such entity or individual as the Committee may designate from time to time. Such notice shall be deemed given as to the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. In addition, the Committee may authorize electronic transmissions or such other media (or combination thereof), pursuant to uniformly applied procedures, provided that documentation regarding the date of any such transmission is reflected therein.

9.7	No Limitation on Company Actions
Nothing contained in the Plan shall be construed to prevent the Company from taking any action that is deemed by it to be appropriate or in its best interest. No Participant, Beneficiary, or other person shall have any claim against the Employer as a result of such action

9.8	Governing Law
The Plan shall be construed in accordance with and governed by the laws of the state of New York, without reference to the principles of conflict of laws.

9.9	Headings
Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

9.10	Gender, Singular and Plural
All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may read as the plural and the plural as the singular.

9.11	Severability
If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

9.12	Discretion of the Board of Directors and the Committee
All consents of the Board of Directors and all consents of the Committee herein provided for may be granted or withheld in the sole and absolute discretion of said Board of Directors or of the Committee, as the case may be (or the authorized delegate), and, if granted, may be granted on such terms and conditions as said Board of Directors or the Committee, as the case may be (or the authorized delegate), in its sole and absolute discretion shall determine. All determinations hereunder made by the Board of Directors and all such determinations made by the Committee (or the authorized delegate of either) shall likewise be made in the sole and absolute discretion of said Board of Directors or the Committee, as the case may be (or the authorized delegate).

Part A: Administrative And General Sections Applicable To All Participants

9.13	Inability to Locate Payee
Each Participant who has terminated service with a right to a Plan benefit and any surviving Beneficiary shall be responsible for informing the Committee, in writing, of their respective current mailing addresses for purposes of receiving benefits. Any Plan benefit which is unclaimed, including outstanding checks, may, as determined by the Committee, be forfeited, subject to reinstatement pursuant to any claim submitted in accordance with Section 3.5.

9.14	Payments to Minors and Incompetents
If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, the benefits will be paid to such persons as the Committee might designate or to the duly appointed guardian.

9.15	Legal Counsel for Plan
Legal counsel engaged by the Committee shall not be deemed to represent a Participant or Beneficiary as a result of that engagement. Legal counsel engaged by any party with regard to settlor matters shall not be deemed to represent the Plan, the Committee, a Plan Participant, or Beneficiary as a result of that engagement. The Committee shall not be obligated to disclose to any Participant, Beneficiary, or other party, any otherwise-privileged communications between the Committee and legal counsel for the Plan. Legal advice provided to the Plan or the Committee belongs to the Plan or the Committee, not to Participants or Beneficiaries. For clarity, the provisions of this Section 9.15 shall apply even if legal counsel fees are paid from any trust established pursuant to Section 5.2, and shall not prevent legal counsel from representing both the Committee or the Plan and the Company or any Associate Company, whether at the same time or at different times.

9.16	Currency Exchange
The determination of any currency exchange rate for a benefit payable in other than U.S. dollars shall be made at the last day of the second month preceding the Commencement Date. If the exchange rate on such date is not representative of the exchange rate in effect over a representative period, then the Committee may select an average exchange rate in effect over a representative period of time.

9.17	Miscellaneous
The Plan shall be binding upon and inure to the benefit of the parties, their legal representatives, successors and assigns, and all persons entitled to benefits hereunder. Any notice given by registered mail shall be deemed to have been given upon the date of delivery indicated on the registered mail return receipt, if correctly addressed.

Part A: Administrative And General Sections Applicable To All Participants

PART B
PROVISIONS APPLICABLE TO THE PFIZER SUB-PLAN
ARTICLE 1
INTRODUCTION
1
This Part B applies to individuals who are Participants in the Pfizer Inc Nonfunded Supplemental Retirement Plan immediately prior to the Effective Date or who become Participants in the Plan thereafter pursuant to the eligibility and participation requirements of this Part B of the Plan with respect to their employment with Pfizer Inc. (“Company”). However, this Part B of the Plan is applicable only to benefits that accrued under the Pfizer Inc Nonfunded Supplemental Retirement Plan or under this Part B of the Plan and shall not apply to benefits that a Participant may also have under another Part of the Plan.
ARTICLE 2
DEFINITIONS
2
See Article 2 of Part A of the Plan.
ARTICLE 3
ELIGIBILITY
3
This Part B of the Plan applies to Employees of the Company whose benefits under Part B of the PCCP (the "Annuity Plan") are limited by reason of Code section 415 and, on and after January 1, 1989, Code section 401(a)(17), to amounts less than would be payable under the provisions of the Annuity Plan if calculated without reference to the limitations imposed by Code section 415 and, on and after January 1, 1989, Code section 401(a)(17); and (b) anyone entitled to a benefit described in Section 4.2 of this Part B.
An Employee shall also be eligible under this Part B of the Plan if he or she is entitled to benefits under the part of the PCPP PR for the Pଁzer Retirement Annuity Plan for Employees Resident in Puerto Rico, but only with respect to such benefits that are limited by a provision of the Puerto Rico Code.
ARTICLE 4
SUPPLEMENTAL BENEFITS
4

4.1	Benefit Amount
The Company shall, in the case of each Eligible Employee pay supplemental benefits equal to the difference between the benefits payable under the Annuity Plan and the benefits that would be payable under the provisions of the Annuity Plan if calculated without reference to the limitations imposed by Code section 415 and, on and after January 1, 1989, Code section 401(a)(17), and further the Company shall make payments supplementing the amounts payable under the Annuity Plan for Employees who elect to defer income under the Pfizer Inc Nonfunded Deferred Compensation and Supplemental Savings Plan or the Pfizer Inc Deferred Compensation Plan (or a successor to either such plan) by treating such deferred amounts as though they were a part of the employee's "Creditable Earnings" under the Annuity Plan.

Part B: Provisions Applicable To The Pfizer Sub-Plan

4.2	Adjustment to Benefit Amount
Notwithstanding Section 4.1 or any other provision of this Part B of the Plan, the amount of supplemental payments by the Company may, to the extent provided in separate written agreements with an Employee, be increased by calculating the benefits payable under the provisions of this Part B of the Plan which are to be calculated without reference to the limitations imposed by Code section 415 and Code section 401(a)(17) as adjusted in any of the following manners by: (a) imputing additional credited service, which may or may not be taken into account for vesting and participation purposes as determined in the written agreement, (b) imputing additional earnings, and/or (c) offsetting amounts relating to benefits actually paid or payable under qualified or nonqualified plans of prior employers. No such adjustment to the amount of any benefit pursuant to this Section 4.2 shall affect the time or form of payment of any benefit payable under this Part B of the Plan.

4.3	Pfizer Enhanced Employee Separation Program
In addition to the benefit payable under the first sentence of Section 4.1, if any, the Company shall make a lump sum cash payment to those Employees who (i) have attained age fifty (50) on the date of their termination, (ii) accepted the pension enhancement offered to them under the Pfizer Enhanced Employee Separation Program implemented in connection with the April 2003 acquisition of Pharmacia Corporation (the “Enhancement”), (iii) after giving effect to the Enhancement, are eligible for early retirement, normal retirement, or the rule of 90 described under Section 4.2 of the Annuity Plan (the “Rule of 90”), and (iv) were credited with pensionable earnings within the meaning of the Annuity Plan in 2002 of between $103,000 and $200,000. The Enhancement shall not apply to any Employee terminated after the April 2003 acquisition of Pharmacia Corporation and subsequently rehired.
The amount of the lump sum cash payment shall be equal to the difference between (i) and (ii) where: (i) is the present value of the accrued benefit of the Employee under the Annuity Plan determined as of the Employee's termination date if calculated (a) by giving effect to a five (5) point enhancement in age and/or service solely for purposes of determining early retirement or normal retirement eligibility under the Annuity Plan and the Rule of 90, but not for purposes of actuarial reduction on account of age under Schedules B or C of the Annuity Plan if the Employee has not attained normal retirement age or met the Rule of 90 after taking into account the five (5) point enhancement (but no more than a combined total of five (5) points in the combination of age and service which provides the Employee with the greater benefit), and (b) without reference to the limitations of Code sections 415 and 401(a)(17); and (ii) is the present value of the sum of (a) the accrued benefit of the Employee under the Annuity Plan determined as of the Employee's termination date and (b) the payments, if any, by the Company to the Employee under the first sentence of Section 4.1 above.
Calculation of present value shall be made using the Annuity Plan’s actuarial assumptions for payment of lump sums. Such lump sum payment shall be made as soon as practicable following the Employee’s Separation from Service, but in no event more than ninety (90) days following such Separation from Service. As described in Section 9.2 of Part A of the Plan, any amounts which may not be paid under Appendix B of Part B of the PCPP due to the Participant having more than $132,000 in pensionable earnings in 2004 (as adjusted in accordance with tax laws and regulations) shall be payable hereunder in accordance with the terms of such Appendix B.
ARTICLE 5
DISTRIBUTIONS
5

5.1	Grandfathered Benefits.
With respect to Grandfathered Benefits under this Part B of the Plan, at least six (6) months before an Employee ceases to be an Employee of the Company, the Employee may elect, or may modify an election that the Employee had previously made, to receive payment of such Grandfathered Benefits by the Company in a lump sum or in annual installments, and provided that in the absence of an election, such supplemental payments by the Company shall be made in ten annual installments (10-year Certain). Calculation of present value shall be made using the Annuity Plan’s actuarial assumptions for payment of lump sums at the time of the Commencement Date of the Annuity Plan benefit. The lump sum payment or first annual installment payment shall be made in the January coincident with or following the commencement of the employee’s (or Spouse’s in the case of the employee’s death prior to commencement) benefit under the Annuity Plan. This Section 5.1 is intended to reflect the requirements of the

Pfizer Inc Nonfunded Supplemental Retirement Plan as in effect on October 3, 2004, without any subsequent material modification and shall be interpreted to that effect.

5.2	NonGrandfathered Benefits.
With respect to NonGrandfathered Benefits, except as provided in Sections 5.5, 5.6, and 5.7, the Employee will receive payment of such NonGrandfathered Benefits in a lump sum in the January coincident with or following the later of (i) such Employee's Separation from Service or (ii) attainment of the earliest of the following: (a) attainment of age fifty five (55), or (b), such Employee's age added to years of Creditable Service as determined under the Annuity Plan equaling or exceeding ninety (90). Except in the case of death or a re-deferral under Sections 5.4 and 5.7, respectively, when the NonGrandfathered Benefits are converted to a lump sum form of payment, such lump sum shall be calculated using the actuarial assumptions for calculations of lump sum benefits under the Annuity Plan at the first of the month coincident with or following the later of (i) such Employee's Separation from Service or (ii) attainment of the earliest of the following: (a) attainment of age fifty five (55), or (b), such Employee's age added to years of Creditable Service as determined under the Annuity Plan equaling or exceeding ninety (90). Notwithstanding the foregoing, payments may not be made to a Key Employee upon Separation from Service before the date determined in accordance with Section 6.2 of Part A of the Plan.

5.3	Transition Elections.
With respect to employees with NonGrandfathered Benefits that were earned or vested prior to December 31, 2007, transition distribution elections allowing for the election of optional forms of payment other than the lump sum form for NonGrandfathered Benefits, were filed by certain employees with NonGrandfathered Benefits, and such elections shall be enforced and irrevocable except to the extent any NonGrandfathered Benefits are subsequently re-deferred as allowed under Section 7.

5.4	Death.
(a)    Standard Death Benefit
Notwithstanding any elections under, or provisions of, this Part B of the Plan to the contrary, with respect to NonGrandfathered Benefits, upon the Employee’s death, NonGrandfathered Benefits shall be paid to the Employee’s Beneficiary (to the extent payable), in a lump sum in the January following the “Earliest Death Benefit Commencement Date,” which is later of (i) the Employee’s date of death; or (ii) at the time when the Employee would have attained the earliest of the following: (a) attainment of age fifty five (55), or (b), such Employee's age added to years of Creditable Service as determined under the Annuity Plan equaling or exceeding ninety (90). Such payment shall be made regardless of any re-deferral by the Employee under Section 5.7, and irrespective of whether the Employee was a Key Employee. When the supplemental annuity payments under this Section 5.4(a) are converted to a lump sum form of payment, such lump sum shall be calculated using the actuarial assumptions for calculations of lump sum benefits under the Annuity Plan at the first of the month coincident with or following the “Earliest Death Benefit Commencement Date.
(b)    Enhanced Active Death Benefit
The Beneficiary (or other individual or entity, as applicable) of a Participant who dies during active employment (excluding anyone on a leave of absence due to long–term disability) with an Associate Company under this Part B of the Plan on or after June 1, 2015, after having reached Normal Retirement Age or Early Retirement Age (as such terms are defined in the applicable provisions for determining the Employee’s benefit under the Annuity Plan) shall be eligible for an enhanced death benefit in lieu of any other death benefit provided under this Part B to the Plan, subject to the spousal consent requirements described herein for married Participants.
(i)    The amount of the enhanced active death benefit shall equal the lump sum value of the Participant’s Plan benefit paid as a single life annuity, based on the Participant’s age and the actuarial assumptions for calculating lump sum payments under the Annuity Plan as of the first day of the month coincident with or next following the Participant’s date of death.

(A)    The enhanced active death benefit for a married Participant shall consist of a grandfathered (“GF”) portion and a nongrandfathered (“NGF”) portion, as follows:
(I)    The GF portion for a married Participant shall equal the lump sum value of the survivor portion of the Participant’s Grandfathered Benefit payable as a 50% joint and survivor annuity with the Spouse as the contingent annuitant, based on the surviving Spouse’s age.
(II)    The NGF portion for a married Participant shall equal the excess of the total enhanced active death benefit determined in (b)(i), over the GF portion determined in the immediately preceding paragraph (I).
(B)    The entire enhanced active death benefit for an unmarried Participant shall be treated as the NGF portion.
(ii)    The enhanced active death benefit shall be paid as follows:
(A)    If the Participant is married and the surviving Spouse waives the Qualified Pre-retirement Survivor Annuity (“QPSA”) under the Annuity Plan, the NGF portion shall be transferred as a notional transfer to the Participant’s PSSP account and the GF portion shall be paid directly to the Participant’s surviving Spouse. If the Participant is married and the surviving Spouse does not waive the QPSA under the Annuity Plan, the lump sum value of the survivor portion of the Participant’s Plan benefit payable as a 50% joint and survivor annuity with the Spouse as the contingent annuitant shall be paid directly to the Participant’s surviving Spouse and no further enhanced active death benefit shall be payable.
(B)    If the Participant is unmarried, the enhanced active death benefit shall be transferred as a notional transfer to the Participant’s PSSP account.
A notional transfer to the PSSP shall be made as soon as administratively practicable following the Participant’s death and shall be subject to the PSSP beneficiary designations. A distribution from PSSP is generally made on the January 1 coincident with or next following date of death. However, in the event that a valid spousal QPSA waiver is signed in the year following the year of death, the distribution from PSSP must be made no later than the last day of the calendar year following the calendar year in which the death occurred.
Payment of the enhanced active death benefit shall be made regardless of any re-deferral by the Employee under Section 5.7 of this Part B, and irrespective of whether the Employee was a Key Employee.

5.5	Disability.
Notwithstanding any elections under, or provisions of, this Part B of the Plan to the contrary, with respect to NonGrandfathered Benefits, such payments shall be paid in a lump sum in the January coincident with or following the latest to occur of: (i) the Employee’s cessation of entitlement to benefits under the Company’s long-term disability program; (ii) the Employee’s Separation from Service; or (iii) the Employee’s attainment of age 65. If the Employee subsequently recovers from Disability and resumes work with the Company, NonGrandfathered Benefits accrued to such date of return to work shall continue to be paid in accordance with the foregoing sentence. Any NonGrandfathered Benefits accrued thereafter shall be governed under Section 5.2.

5.6	Automatic Cash Out.
See Section 7.2 of Part A of the Plan.

5.7	Deferral of Payment.
Notwithstanding any election or provision of this Part B of the Plan to the contrary, an Employee may make one or more subsequent elections to change the time and form of a payment for a NonGrandfathered Benefit, subject to the conditions set forth in Section 6.1 of Part A to the Plan. Payment shall also be delayed pursuant to Section 6.3 of Part A of the Plan.

5.8	In-Service Notional Transfers
(a)    An eligible Participant (as defined herein) may elect a one-time in-service transfer of the full lump sum value of his NonGrandfathered Benefit under this Part B of the Plan (“Notional Transfer”) to the PSSP in accordance with the following:
(b)    A Participant shall be eligible to elect a Notional Transfer if he would be eligible to retire and commence unreduced benefits under the PCPP (assuming he had terminated employment), such that he has either attained age 65 or that the sum of his age and his years of Creditable Service (whether partial or complete), equals or exceeds 90 (“Rule of 90”).
(c)    The Notional Transfer amount shall be determined in accordance with the actuarial assumptions used to determine lump sum distributions payable as of the transfer date under the provisions of this Part B of the Plan.
(d)    In electing a Notional Transfer, the Participant forfeits the right to any potential future accruals under any Part of the Plan, except that such amount shall be adjusted in 2016 to reflect any 2015 bonus amount paid in early 2016 (and any applicable FICA taxes).
(e)    The amount that is subject to the Notional Transfer shall thereafter be subject to the terms of the PSSP, except that it shall be distributed from the PSSP at the same time and in the same form that such amount would have been distributed from this Part B of the Plan had the transfer not been elected, without regard to any additional distributions payable to such Participant from the PSSP.
(f)    A Notional Transfer election shall be permitted between October 1, 2015 and November 9, 2015, and shall become effective on January 1, 2016.

PART C
TERMS APPLICABLE TO THE WARNER-LAMBERT SUB-PLAN
ARTICLE 1
INTRODUCTION
1
This Part C applies to individuals who are Participants in the Warner-Lambert Supplemental Pension Income Plan immediately prior to the Effective Date pursuant to the eligibility and participation requirements of this Part C of the Plan with respect to their employment with Warner-Lambert Company (“Company”).
ARTICLE 2
DEFINITIONS
2

2.1    Average Final Compensation
Average Final Compensation means the total amount of an Employee's Compensation for the three calendar years during which his Compensation was the highest of the five year period of Service ending with his Retirement Date, divided by 3. The determination of any currency exchange rate shall be made as of the Retirement Date.
2.2    Average Final Salary
Average Final Salary means the total amount of an Employee's Salary for the three calendar years during which his salary was the highest of the five year period of Service ending with his Retirement Date, divided by 3. The determination of any currency exchange rate shall be made as of the Retirement Date.
2.3    Basic Pension Income
Basic Pension Income means the amount of annual pension benefits determined in accordance with Article 5 hereof.
2.4    Compensation
Compensation means an Employee's Salary during the calendar year plus the amount, if any, allocated to the Employee as additional incentive compensation with respect to the preceding year pursuant to Section 3.4 of the Warner-Lambert Company Incentive Compensation Plan or any successor plan, not including any amount allocated subject to restrictions dependent upon future per share earnings of the Company.
2.5    Early Retirement Date
Early Retirement Date means the first day of the calendar month coincident with or next following any date, prior to a Participant's Normal Retirement Date and on or after his 55th birthday, on which his employment shall terminate.
2.6    Normal Retirement Date
Normal Retirement Date means the first day of the calendar month coincident with or next following a Participant's 65th birthday.
2.7    Pension Income Objective
Pension Income Objective means the annual amount determined in accordance with Article 4 hereof.

Part C: Terms Applicable To The Warner-Lambert Sub-Plan

2.8    Plan
Plan means, for purposes of Part C, the Warner-Lambert Supplemental Pension Income Plan as set forth herein and as amended from time to time or this Part C of the Plan.
2.9    Postponed Retirement Date
Postponed Retirement Date means the first day of the calendar month coincident with or next following any date, subsequent to a Participant's Normal Retirement Date, on which the Participant Separates from Service (or with respect to Grandfathered Benefits, the date he terminates employment with the Company).
2.10    Retired Senior Executive
Retired Senior Executive means a person who has met the requirements of Article 4 or 13, as the case may be.
2.11    Retirement Date
Retirement Date means an individual's Retirement Date shall be his Normal, Early or Postponed Retirement Date, whichever is coincident with or next follows his termination of Service.
2.12    Retirement Plan
Retirement Plan means the Warner-Lambert Retirement Plan, as amended from time to time, and as currently set forth in Part C of the PCCP.
2.13    Retirement Plan Benefit
Retirement Plan Benefit means the amount of the annual benefit that a Retired Senior Executive is eligible to receive under the Retirement Plan, determined without regard to the flat dollar benefit of Section 3 (or with respect to Grandfathered Benefits, Section 9) of Article 6 of the Retirement Plan, and under Article 7, determined as of and commencing on his Retirement Date or, if greater, the amount of such benefit that he would have been eligible to receive if he had begun to participate in the Retirement Plan when he first became eligible to do so and thereafter neither voluntarily ceased to make contributions to, nor elected a refund of contributions under, the Retirement Plan.
2.14    Salary
Salary means effective January 1, 1990, an Employee's annualized basic rate of remuneration as of the first day of the calendar year for services performed for the Company or its Affiliates, excluding any bonuses or other compensation.
2.15    Salary/Age Minimum
(a)    Salary/Age Minimum means a number, representing the combination of Salary, expressed in $1,000 units, and age required for eligibility for a Supplemental Pension Income, which shall equal 200 on the effective date of the Plan. For each calendar year subsequent to calendar year 1975, the Salary/Age Minimum shall equal:
(b)    the Salary/Age Minimum for the preceding year; plus or minus
(c)    one-fourth of the percentage increase or decrease in the Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers: U.S. City Average, All Items, 1967=100, for such preceding year multiplied by the difference between such preceding year's Salary/Age Minimum and 65.

Part C: Terms Applicable To The Warner-Lambert Sub-Plan

2.16    Service
Service means a period of service with the Company or its Affiliates determined in accordance with service rules applicable to the Retirement Plan in effect at the time when the determination shall be made.
2.17    Spouse's Supplemental Pension Income
Spouse's Supplemental Pension Income means the annual amount of benefits to be paid to a surviving Spouse under Article 6 hereof.
2.18    Supplemental Pension Income
Supplemental Pension Income means the annual amount of benefits to be paid to a Retired Senior Executive under Article 6 hereof.
2.19    Supplemental Retirement Plan Income
Supplemental Retirement Plan Income means the benefits to be paid to a Participant (or his Spouse, contingent annuitant or other person) under Article 7 hereof.
ARTICLE 3
ELIGIBILITY FOR SUPPLEMENTAL PENSION INCOME
3
3.1    An Employee of the Company shall be eligible to receive a Supplemental Pension Income (and also for NonGrandfathered Benefits, be a Retired Senior Executive) in an amount determined in accordance with Article 6 hereof if he meets the following requirements as of his Early or Normal Retirement Date:
(a)    he has attained age fifty-five (55) or, for executives hired on or after January 1, 1996, age sixty-two (62);
(b)    he has completed at least five (5) years of Service;
(c)    the sum of his Average Final Salary divided by $1,000 plus his age in years equals or exceeds the Salary/Age Minimum;
(d)    he is not entitled to receive Equity Annuity Retirement Income pursuant to Article 7 of the Retirement Plan;
(e)    he holds a non-banded corporate officer position or a senior management position designated by the Company as eligible to participate in this Plan (as set forth in the attached Appendix I, as revised from time to time); and
(f)    if his employment with the Company terminates on an Early Retirement Date prior to age 62, the Committee has approved his eligibility.
An Employee shall also be eligible under this Part C of the Plan if he or she is entitled to benefits under the part of the PCPP PR for the Warner-Lambert Retirement Plan for Employees Resident in Puerto Rico, but only with respect to such benefits that are limited by a provision of the Puerto Rico Code.
3.2    The Committee, acting within its discretion, may designate an Employee who meets all of the requirements of Section 3.1 hereof as of his Early or Normal Retirement Date except (c) and/or (e) as being eligible to receive a Supplemental Pension Income (and also for NonGrandfathered Benefits, be a Retired Senior Executive), provided:
(a)    with respect to Section 3.1(c), the sum referred to therein equals or exceeds 90% of the Salary/Age Minimum as of his Early or Normal Retirement Date; and

Part C: Terms Applicable To The Warner-Lambert Sub-Plan

(b)    with respect to Section 3.1(e), the Employee held a non-banded corporate officer position or a senior management position designated by the Company as eligible to participate in this Plan (as set forth in the attached Appendix I, as revised from time to time) during at least 24 months of the five year period of Service ending with his Early or Normal Retirement Date.
3.3    For the purposes of Section 3.1 and Section 3.2, an Employee whose Service is terminated by his death shall be deemed to have retired immediately prior to the date of his death. If he would have qualified as a Retired Senior Executive at that time, his surviving Spouse, if any, shall be eligible for a Spouse's Supplemental Pension Income in accordance with Section 6.3.
ARTICLE 4
PENSION INCOME OBJECTIVE
4
4.1    For each Retired Senior Executive whose employment terminates on a Normal or Postponed Retirement Date, his Pension Income Objective shall be:
(a)    Executives Hired Before January 1, 1996:

(i)	3.36% for each year of his Service after he attains age 45, up to 10 years; plus

(ii)
2.24% for each year of his Service after he attains age 45, in excess of 10 and up to 20 years times his Average Final Compensation. No period of Service after Normal Retirement Date shall be taken into account in determining a Pension Income Objective, except as otherwise required by law.

A person is considered to have attained age 45 on the first day on the month coincident with or next following his 45th birthday.
(b)    Executives Hired On Or After January 1, 1996
The Pension Income Objective shall be the percentage of Average Final Compensation determined in accordance with the schedule set forth below:
Pension Income Objective Percentage Based on Service

Age	Years of Service
	≥15	14	13	12	11	10	9	8	7	6	5
65	56.0	52.4	48.8	45.2	41.6	38.0	34.4	30.8	27.2	23.6	20.0
64	54.4	51.2	47.9	44.5	41.0	37.6	34.0	30.4	26.8	23.3	19.7
63	52.8	50.0	46.9	43.8	40.5	37.1	33.6	30.0	26.5	22.9	19.4
62	51.2	48.8	46.0	43.0	39.9	36.7	33.1	29.6	26.1	22.6	19.0

4.2    For each Retired Senior Executive hired before January 1, 1996 whose employment with the Company terminates on an Early Retirement Date, a Pension Income Objective shall be calculated in the amount provided in Section 4.1(a) hereof, reduced by the amount obtained by multiplying the sum of:
(a)    6% for each year, if any, between the date payments commence under this Plan and his 60th birthday; plus
(b)    3% for each year, if any, between the later of the date payments commence under this Plan or his 60th birthday and his 62nd birthday.

Part C: Terms Applicable To The Warner-Lambert Sub-Plan

4.3    Periods of Service and age of less than a year shall be included in the calculations required by this Article 4 as the number of months in such period divided by 12. Credit shall be given for each month through the first of the month coincident with or next following the completion of such period.
ARTICLE 5
BASIC PENSION INCOME
5
5.1    For each Retired Senior Executive there shall be computed a Basic Pension Income as of his Retirement Date. The Basic Pension Income shall equal the sum of the amounts of annual pension benefit determined in accordance with Section 5.2 or Section 5.3, whichever is applicable.
5.2    The Basic Pension Income for each Retired Senior Executive whose employment with the Company terminates on a Normal or Postponed Retirement Date shall be the sum of the following amounts determined as of his Normal Retirement Date and converted as hereinafter described:
(a)    his Retirement Plan Benefit;
(b)    the amount of any pension benefit that he is eligible to receive or has previously received under a pension plan maintained by any Affiliate of the Company or any other company;
(c)    for executives hired on or after January 1, 1996, the pension equivalent of the amount of the company provided benefit that he is eligible to receive or has previously received under a defined contribution plan maintained by any Affiliate of the Company or any other company if such plan is the primary retirement income plan of such company;
(d)    the amount of any annual pension benefit that he is eligible to receive or has previously received under the Social Security Act or would be eligible to receive if he were to realize no net earnings from self-employment and no wages for services rendered after his Retirement Date;
(e)    the amount of any pension, retirement income, severance or termination pay (or similar benefit) that he is eligible to receive or has previously received which is required under the law of any country other than the United States of America or under the law of any territory or possession of the United States of America; and
(f)    the amount of any other pension benefit that he is eligible to receive or has previously received under any other pension plan, contract or program, including a pension plan established by the Retired Senior Executive with respect to periods of self-employment.
Amounts of Basic Pension Income shall be determined before any reduction which may have resulted from an election by the Retired Senior Executive to receive a lump-sum benefit in lieu of a pension benefit, whether or not related to his own contributions. The amount of any annual pension benefit payments which commence prior or subsequent to Normal Retirement Date shall be determined as if the payment of such benefits commenced on Normal Retirement Date irrespective of the date on which the pension actually commenced. The amount of any annual pension (not including Section 5.2(d) amounts) determined at Normal Retirement Date other than on the basis of a single life annuity for a Retired Senior Executive who is not married or on a 50% joint and survivor basis for a Retired Senior Executive who is married shall be converted actuarially to a pension payable on such basis, respectively, using the actuarial assumptions specified in the Retirement Plan (or for Grandfathered Benefits, Section 7 of Appendix B of the Retirement Plan).
Any amount of Basic Pension Income which is payable from a plan under which the normal form of benefit is not a pension benefit shall be converted using the actuarial assumptions specified in the Retirement Plan (or for Grandfathered Benefits Section 7 of Appendix B of the Retirement Plan) to a pension payable at age 65 on the basis of a single life annuity for a Participant who is not married or on a 50% joint and survivor basis for a Participant who is married. The conversion shall be based upon the age of the person and value of such benefit when the executive terminated employment with the company maintaining such plan.

Part C: Terms Applicable To The Warner-Lambert Sub-Plan

For purposes of this Article V, the marital status of a Retired Senior Executive shall be determined at the Retirement Date and the actual date of birth of the current Spouse will be used.
5.3    The Basic Pension Income for a Retired Senior Executive who terminates employment on an Early Retirement Date shall be the sum of the amounts of annual pension benefits listed in Section 5.2 hereof, determined as if the payment of such benefits commenced on the Retired Senior Executive's Normal Retirement Date. Each component of Basic Pension Income shall be actuarially reduced (based upon the factors of the plan under which the benefit is being provided or, if such factors are not available or applicable, under the factors applicable to the Retirement Plan in effect on the Retirement Date) to the later of the Early Retirement Date or the earliest date such pension benefits are actually available. In the event that the payment of any annual pension benefit listed in Section 5.2 hereof shall first become available on a date following the Early Retirement Date of such Retired Senior Executive, the amount of such annual pension benefit shall be included in the Basic Pension Income of such Retired Senior Executive only from and after the first date on which the benefit is available. As applied to Social Security benefits, the preceding sentence shall be applied to a Retired Senior Executive (1) whose Retirement Date is prior to age 62 by estimating the amount of Social Security benefits that will be available at age 62 based upon the law in effect at the Retirement Date, with such amount being included in the Basic Pension Income of such Retired Senior Executive commencing at age 62, and (2) whose Retirement Date is at or after age 62 by including the amount of Social Security benefits available at the Retirement Date based on the law in effect at such Retirement Date in the Basic Pension Income of the Retired Senior Executive commencing at the Retirement Date.
5.4    Notwithstanding the foregoing, payments to or other amounts realized by the Retired Senior Executive pursuant to a deferred compensation agreement, a profit sharing plan (except as provided in Section 5.2(c) hereof), a stock option or alternate stock plan or any other incentive compensation plan or agreement shall not be included in computing his Basic Pension Income.
ARTICLE 6
SUPPLEMENTAL PENSION INCOME
6
6.1    There shall be paid to each Retired Senior Executive who commences payment of benefits hereunder, a Supplemental Pension Income which shall be an annual amount equal to the excess, if any, of his Pension Income Objective computed in accordance with Article 4 hereof over his Basic Pension Income computed in accordance with Article 5 hereof, except as provided in Section 6.2, payable for the life of the Retired Senior Executive.
6.2    With respect to executives hired by the Company on or after January 1, 1996, the Pension Income Objective based upon service (as provided in Section 4.1(b)) shall be reduced by another employer's benefit in accordance with Section 5.2(b) only to the extent that total annual pension income from all sources (including this Plan) exceeds the maximum objective set forth in the schedule below for the age at which the executive terminates employment with the Company.
Maximum Attainable Pension Income Objective by Retirement Age

Retirement Age	Maximum Objective

65	56.0%
64	54.4%
63	52.8%
62	51.2%
6.3    The provisions of this Section 6.3 shall apply if a Retired Senior Executive shall die.
(a)    If a Retired Senior Executive is survived by a surviving Spouse, such surviving Spouse shall be paid a Spouse's Supplemental Pension Income which shall be an amount equal to one-half of the amount of the Supplemental Pension Income which otherwise would have been payable to the Retired Senior Executive, payable for the life of such surviving Spouse. Effective for Participants who die while actively employed on or after January 1, 2018, the death benefit payable under this paragraph (a) with respect to a Participant’s NonGrandfathered Benefit

Part C: Terms Applicable To The Warner-Lambert Sub-Plan

shall be payable in the form of a lump sum instead of an annuity. The amount of such lump sum payment shall equal the present value of the benefit otherwise payable to the surviving Spouse in an annuity as of the date on which the Participant would have attained age 62 (or his date of death, if later). This present value determination shall be based on the surviving Spouse’s age and the actuarial assumptions for calculating lump sum payments under the Retirement Plan as of the first day of the month coincident with or next following the Participant’s date of death.
(b)    Notwithstanding the preceding paragraph (a), the Beneficiary(or individual or entity, as applicable) of a Participant who dies during active employment (excluding a Participant on a leave of absence due to long–term disability) with an Associate Company under Part C of the Plan on or after June 1, 2015, after having reached Normal Retirement Age or Early Retirement Age (as such terms are defined in the applicable provisions for determining the Employee’s benefit under the Retirement Plan) shall be eligible for an enhanced death benefit in lieu of any other death benefit provided under this Part C to the Plan, subject to the spousal consent requirements described herein for married Participants.
(i)    The amount of the enhanced active death benefit shall equal the lump sum value of the Participant’s Plan benefit payable as of the date on which the Participant would have attained age 62 (or his date of death, if later) in the form of a single life annuity. This lump sum value determination shall be based on the Participant’s age and the actuarial assumptions for calculating lump sum payments under the Retirement Plan as of the first day of the month coincident with or next following the Participant’s date of death.
The enhanced active death benefit for a married Participant shall consist of a grandfathered (“GF”) portion and a nongrandfathered (“NGF”) portion, as follows:
(I)    The GF portion for a married Participant shall equal the lump sum value of the survivor portion of the Participant’s Grandfathered Benefit payable as a 50% joint and survivor annuity with the Spouse as the contingent annuitant, based on the surviving Spouse’s age.
(II)    The NGF portion for a married Participant shall equal the excess of the total enhanced active death benefit determined in paragraph (b)(i), over the GF portion determined in the immediately preceding paragraph (I).
The entire enhanced active death benefit for an unmarried Participant shall be treated as the NGF portion.
(ii)    The enhanced active death benefit shall be paid as follows:
(I)     If the Participant is married and the surviving Spouse waives the Qualified Pre-retirement Survivor Annuity (“QPSA”) under the Retirement Plan, the NGF portion shall be transferred as a notional transfer to the Participant’s PSSP account and the GF portion shall be paid directly to the Participant’s surviving Spouse as an annuity.
(II)    If the Participant is unmarried, the enhanced active death benefit shall be transferred as a notional transfer to the Participant’s PSSP account.
(III)     If the Participant is married and the surviving Spouse does not waive the QPSA under the Retirement Plan, the survivor portion of the Participant’s Plan benefit payable as a 50% joint and survivor annuity with the Spouse as the contingent annuitant shall be paid directly to the Participant’s surviving Spouse and no further enhanced active death benefit shall be payable. If the Participant dies prior to January 1, 2018, the entire death benefit shall be paid as an annuity, and if the Participant dies on or after January 1, 2018, the GF portion shall be paid as an annuity and the NGF portion shall be paid as a single lump sum payment to the surviving Spouse.

A notional transfer to the PSSP shall be made as soon as administratively practicable following the Participant’s death and subject to the PSSP beneficiary designations. A distribution from PSSP is generally made on the January 1 coincident with or next following date of death. However, in the event that a valid spousal QPSA waiver is signed in the year following the year of death, the distribution from PSSP must be made no later than the last day of the calendar year following the calendar year in which the death occurred.

(iii)    Payment of the enhanced active death benefit shall be made regardless of any re-deferral by the Employee under Section 10.3 of this Part C, and irrespective of whether the Employee was a Key Employee.

Part C: Terms Applicable To The Warner-Lambert Sub-Plan

ARTICLE 7
SUPPLEMENTAL RETIREMENT PLAN INCOME
7
7.1    There shall be paid to each Participant (or his Spouse, contingent annuitant or other person), in accordance with Section 7.2 hereof, a Supplemental Retirement Plan Income which shall be the additional amount which would have been payable to him or her from the Retirement Plan if the limitations of the Code were not applicable. For this purpose, the limitations of the Code include, but are not limited to, Sections 415, 401(a)(17) and 401(a)(4), and therefore, this Section 7.1 shall include, but not be limited to, the additional amount that would be payable to him or her if Compensation as defined in the Retirement Plan was to include deferred annual bonuses (but not long term bonuses) and Compensation in excess of: (a) with respect to NonGrandfathered Benefits, the compensation limitation of Code Section 401(a)(17) (as adjusted); and (b) with respect to Grandfathered Benefits, $150,000 (as adjusted).
7.2    Grandfathered Supplemental Retirement Plan Income.. Distribution of Supplemental Plan Income which comprises Grandfathered Benefits shall be made in accordance with the Plan terms as in effect on October 3, 2004 as expressly included in this Part C of the Plan. Payment of Supplemental Retirement Plan Income to a Participant or to his Spouse, contingent annuitant or other person shall be governed by the provisions of the Retirement Plan in all respects (including payment Commencement Date), except that any amounts otherwise payable as Equity Annuity Retirement Income as referred to in Article 7 of the Retirement Plan shall be payable hereunder as Dollar Annuity Retirement Income as referred to in Article VI of the Retirement Plan, and except that any election of a 75% joint and survivor annuity in the Retirement Plan shall be payable as a 50% joint and survivor annuity.
7.3    NonGrandfathered Supplemental Retirement Plan Income. Except with respect to a Participant who is Disabled under the Retirement Plan which is governed by Section 7.4 below, with respect to Supplemental Retirement Plan Income that comprises NonGrandfathered Benefits (the “NonGrandfathered Supplemental Retirement Plan Income”), the Employee will receive payment of such supplemental payments by the Company commencing with the later of (a) the first of the month following Separation from Service, (b) the first of the month coincident or following the Employee’s attainment of age fifty five (55), (c) or such later date as may be elected under Article 15 (which shall be the Commencement Date), and determined in accordance with Section 7.1 as if the Employee terminated employment and commenced to receive benefits under the Retirement Plan as of such Commencement Date.
For Participants who incur a Separation of Service on or after January 1, 2007, upon the death of the Participant prior to commencement hereunder, NonGrandfathered Benefits shall be paid to the Participant’s Spouse in the January following the later of (i) the Participant’s date of death; or (ii) at the time when the Participant would have attained the age fifty five (55). For Participants who die or Separate from Service prior to January 1, 2007, NonGrandfathered Benefits shall be paid to the Participant’s Spouse on the later of (i) the Participant’s date of death; or (ii) at the time when the Participant would have attained the age fifty five (55). In the event of death, such distribution to a Spouse shall be made regardless of any re-deferral by the Participant under Article 15. If a Participant is not married at the time of death, no NonGrandfathered Benefits or Grandfathered Benefits are payable under this Plan.
Notwithstanding the foregoing, distributions made to a Key Employee upon Separation from Service must comply with Section 6.2 of Part A of the Plan.
The form of payment to a married Participant or to his Spouse shall be a 50% joint and survivor annuity. The form of payment to a single Participant shall be a single life annuity, except the Participant may elect another annuity form to the extent permitted by Code Section 409A (other than a 75% joint and survivor annuity which may not be elected by the Participant under this Plan), provided that such other form of annuity is actuarially equivalent to such single life annuity applying reasonable actuarial methods and assumptions within the meaning of Code Section 409A.
Any amounts otherwise payable as Equity Annuity Retirement Income as referred to in Article 7 of the Retirement Plan shall be payable hereunder as Dollar Annuity Retirement Income as referred to in Article 6 of the Retirement Plan.
7.4    Disability. With respect to NonGrandfathered Supplemental Retirement Plan Income payable to a Participant who is Disabled (as defined under the Retirement Plan), such payments shall be paid commencing with the first

Part C: Terms Applicable To The Warner-Lambert Sub-Plan

month of the next taxable year following the latest to occur of: (i) the Employee’s cessation of entitlement to benefits under the Company’s long-term disability program; (ii) the Employee’s Separation from Service, or (iii) the Employee’s attainment of age 65. If the Participant subsequently recovers from Disability and resumes work with the Company, NonGrandfathered Supplemental Retirement Plan Income accrued to such date of return to work shall continue to be paid in accordance with the foregoing sentence. Any NonGrandfathered Supplemental Retirement Plan Income accrued thereafter shall be governed under Section 7.3 as if the Participant did not have the prior Disabled status.
ARTICLE 8
ABSENCE OF FUNDING
8
See Article 5 of Part A of the Plan.
ARTICLE 9
ADMINISTRATION
9
See Article 3 of Part A of the Plan.
ARTICLE 10
MANNER OF PAYMENT OF SUPPLEMENTAL PENSION INCOME
10
10.1    Grandfathered Supplemental Pension Income. With respect to Supplemental Pension Income that comprises Grandfathered Benefits:
(a)    An amount equal to one-twelfth of the Supplemental Pension Income shall be paid to a Retired Senior Executive commencing on the date payments begin from the Retirement Plan and on the first day of each calendar month thereafter, but not after the first day of the calendar month in which the Retired Senior Executive shall die.
(b)    An amount equal to one-twelfth of the Spouse’s Supplemental Pension Income provided in accordance with Section 6.3 hereof shall be paid to a surviving Spouse on the first day of the calendar month next following the month in which the Retired Senior Executive shall die, and on the first day of each calendar month thereafter, but not after the first day of the month in which the surviving Spouse shall die.
10.2    Non-Grandfathered Supplemental Pension Income. With respect to Supplemental Pension Income that comprises NonGrandfathered Benefits, no NonGrandfathered Supplemental Pension Income is payable under the Plan.
ARTICLE 11
MISCELLANEOUS
11
11.1    Each Retired Senior Executive shall, after his Retirement Date, make himself available for such consultative and advisory services as the Company may reasonably request, taking fairly into consideration the age, health, residence, and individual circumstances of the Retired Senior Executive and the total amount of his Supplemental Pension Income. If such Retired Senior Executive shall unreasonably refuse to render such services, the Company’s obligation to make further payments under the Plan shall forthwith terminate.
11.2    No loan shall be made by the Company to any person of any amount of his benefit hereunder or of any amount the security for which is his benefit hereunder.

Part C: Terms Applicable To The Warner-Lambert Sub-Plan

ARTICLE 12
AMENDMENT
12
12.1    The Board of Directors shall have the right at any time or from time to time to modify, amend or terminate the Plan in whole or in part, as set forth in Article 4 of Part A of the Plan; provided, however, that no such modification, amendment or termination shall reduce the amount of any benefits payable under the Plan on the date thereof; and further provided, that following a Change in Control of the Company (as defined in Section 13.2 hereof), no modification or amendment shall be made, directly or indirectly, to the provisions of Article XIII hereof without the consent of 90% of the individuals described therein.
12.2    This Part C of the Plan reflects the terms of the Warner-Lambert Supplemental Pension Income Plan as in effect on January 1, 1975, and as amended by all amendments thereto since that date. In the case of Employees who terminate employment with the Company after January 1, 1980, the determination of Salary and Compensation for all years shall be in accordance with the terms of the above referenced plan as then in effect.
12.3    See Section 4.3(a) of Part A of the Plan. For purposes of Grandfathered Benefits under this Part C of the Plan, subject to the restriction of Section 12.2 or action by the Board of Directors or the Committee or authorized designees to the contrary, this Plan shall be deemed amended or modified at the time of amendment or modification of the Retirement Plan to the extent necessary to (i) provide consistency in the provisions of this Plan and the Retirement Plan with respect to definitions and their related operational provisions, and (ii) maintain the relationship between the benefits provided by this Plan and the Retirement Plan. Amendments or modifications to the Plan made pursuant to this section shall be effective as of the effective date of the related amendment or modification to the Retirement Plan unless the Board of Directors or Committee declare otherwise.
12.4    See Sections 4.1, 4.2, and 4.3(d) of Part A of the Plan for additional provisions governing Plan amendments.
ARTICLE 13
EFFECT OF CERTAIN EVENTS
13
13.1    Notwithstanding anything to the contrary contained in this Plan, the provisions set forth in this Section shall apply following a Change in Control of the Company (as defined in Section 13.2 hereof):
(a)    an Employee shall be eligible to receive a Supplemental Pension Income in an amount determined in accordance with Article 6 hereof if he held a non-banded corporate officer position or a senior management position designated by the Company as eligible to participate in this Plan (as set forth in the attached Appendix I to this Part C, as revised from time to time) prior to such Change in Control of the Company and an “Activation Event” (as defined in the Executive Severance Plan) shall have occurred with respect to such Employee;
(b)    the provisions of Sections 9.5 of Part A of the Plan and 11.1 of this Part C shall no longer apply; and
(c)    as soon as practicable after an Employee has satisfied the requirements set forth in (a) above (whether or not such Employee has terminated his Service), or with respect to a Retired Senior Executive, as soon as practicable upon such Change in Control of the Company, the Company shall furnish to such Employee or Retired Senior Executive (or, if applicable, his surviving Spouse) a letter which acknowledges the right of such Employee or Retired Senior Executive (or surviving Spouse) to receive, and the obligation of the Company to provide, benefits in accordance with the provisions of this Plan. The Company shall furnish a similar letter to each Participant (or his Spouse, contingent annuitant or other person) who is receiving or is entitled to receive Supplemental Retirement Plan Income pursuant to Article 8 hereof. The aforementioned letters shall constitute an enforceable contract with the Company.
13.2    For purposes hereof, a “Change in Control of the Company” shall be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities

Part C: Terms Applicable To The Warner-Lambert Sub-Plan

of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, (ii) the stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company’s assets or plan of liquidation, or (iii) the composition of the Board of Directors (as defined in Section 2.4) at any time during any consecutive twenty-four (24) month period changes such that the Continuity Directors (as hereinafter defined) cease for any reason to constitute at least fifty-one percent (51%) of the Board. For purposes of the foregoing clause (iii), “Continuity Directors” means those members of the Board who either (a) were directors at the beginning of such consecutive twenty-four (24) month period, or (b)(1) filled a vacancy during such twenty-four (24) month period created by reason of (x) death, (y) a medically determinable physical or mental impairment which renders the director substantially unable to function as a director or (z) retirement at the last mandatory retirement age in effect for at least two (2) years, and (2) were elected, nominated or voted for by at least fifty-one percent (51%) of the current directors who were also directors at the commencement of such twenty-four (24) month period.
13.3    To the extent that implementation of the Warner-Lambert Enhanced Severance Plan and the Warner-Lambert Executive Severance Plan requires the accrual of amounts hereunder, this Plan is hereby amended to include such amounts as Supplemental Retirement Plan Income under Article 7 hereof.
13.4    Article 13 hereof shall not apply to any employee who is not an “Employee” (as defined in Section 3.1 of the Enhanced Severance Plan) as of the date of approval by the stockholders of Warner-Lambert Company of the transaction contemplated by the Agreement and Plan of Merger, dated as of February 6, 2000, among Pfizer Inc., Seminole Acquisition Sub Corp. and Warner-Lambert Company. The foregoing shall not affect the rights of any Beneficiary of a Participant.
ARTICLE 14
LUMP SUM PAYMENT
14
SECTION 14.1.    Notwithstanding any other provisions hereof, in the event that (x) with respect to the Grandfathered Benefit, an Employee receives a lump sum payment from the Retirement Plan in lieu of all other benefits under such plan or (y) the benefit under this Plan (including all benefits under Articles 7 and 10) which is payable to the Employee is less than $50 per month at normal retirement age or at any earlier date in which benefits are payable hereunder (regardless of the amount payable to such Employee from the Retirement Plan), then the Employee shall receive a lump sum payment of the benefit which is payable from this Plan. With respect to Grandfathered Benefits under Part C of the Plan, the amount thereof shall be determined in accordance with Section 6 of Appendix B of the Retirement Plan, and with respect to NonGrandfathered Benefits, the amount thereof shall be determined using the actuarial assumptions of the Retirement Plan. The foregoing provisions of this Section 14.1 shall apply separately with respect to the Grandfathered and NonGrandfathered Benefits.

Part C: Terms Applicable To The Warner-Lambert Sub-Plan

APPENDIX I

INCUMBENT	POSITION
Bourne, James P.	President OTC/Shave Products – Japan
Corr, Peter B.	Vice President & President, Warner-Lambert/Parke-Davis Research & Development
Craig, John S.	Vice President & President, Adams – USA
Cresswell, Ronald M.	Senior Vice President & Chief Scientiﬁc Officer
De Vink, Lodewijk Jr	Chairman of the Board, President and Chief Executive Officer
Fino, Raymond M.	Senior Vice President, Human Resources
Gross, Philip M.	Senior Vice President, Strategic Management Processes
Johnson, Gregory L.	Senior Vice President & General Counsel
Larini, Ernest J.	Chief Financial Officer & Executive Vice President, Administration
Lazo, Jorge F.	Senior Vice President & President, Adams Sector
Morton, Saunders M.	Senior Vice President & President, Consumer Healthcare Sector
Oberkfell, Harold F.	Vice President, Knowledge Management
Renshaw, Maurice A.	Vice President & President, Parke-Davis – USA
Thomas, Barbara S.	Vice President & President, Consumer Healthcare – USA
Walsh, John F.	Vice President & President, Shaving Products Group
Wild, Anthony H.	Executive Vice President & President, Pharmaceutical Sector
Keelty, Richard	Senior Vice President, Public Affairs

Part C: Terms Applicable To The Warner-Lambert Sub-Plan

PART D
TERMS APPLICABLE TO PHARMACIA SUB-PLAN
ARTICLE 1
INTRODUCTION
1
This Part D applies to individuals who are Participants in the Pharmacia Corporation Supplemental Pension Plan immediately prior to the Effective Date or who become Participants in the Plan thereafter pursuant to the eligibility and participation requirements of this Part D of the Plan.
In recognition of the valuable services provided to The Upjohn Company (“Upjohn”), a predecessor of Pharmacia & Upjohn, Inc. (“P&U”) by its executive employees, the Board of Directors adopted The Upjohn Supplemental Retirement Plan, effective January 1, 1976, as amended and restated effective July 19, 1988, to provide additional retirement benefits to those individuals whose benefits under certain “qualified” retirement plans sponsored by Upjohn, were affected by certain limitations imposed by the Code, as defined below. In addition, Upjohn also adopted another plan, known as The Upjohn Replacement and Deferred Benefit Plan, also effective as of July 19, 1988, to provide additional retirement benefits to those individuals whose benefits under certain “qualified” retirement plans sponsored by Upjohn were also affected by certain other limitations imposed by the Code. P&U merged the Replacement and Deferred Benefit Plan with and into the Upjohn Supplemental Retirement Plan, and renamed the merged plan the Supplemental Pension Plan (the “Prior P&U Plan”), effective as of January 1, 2000, and made certain other desirable changes to the Prior P&U Plan’s text, so that all of the benefits payable under the merged plans as of January 1, 2000 would be provided under the terms and conditions of the Prior Plan.
In 2000, P&U merged with and into a subsidiary of Pharmacia Corporation. At the time of the merger, Pharmacia Corporation (formerly, the Monsanto Company) sponsored the Pharmacia Corporation ERISA Parity Pension Plan (the “Pharmacia Parity Plan”), formerly the Monsanto Company ERISA Parity Pension Plan, and the Pharmacia Corporation Supplemental Retirement Plan (the “Pharmacia Supplemental Retirement Plan”), formerly the Monsanto Company Supplemental Retirement Plan. Effective as of July 1, 2002, the Pharmacia Parity Plan and the Pharmacia Supplemental Retirement Plan were merged with and into the Prior P&U Plan so that all of the benefits payable under the Pharmacia Parity Plan or the Pharmacia Supplemental Retirement Plan as of July 1, 2002 would be provided under the terms and conditions of the Prior P&U Plan.
The Plan is hereby amended and restated as of the Effective Date and merged into the Plan, as reflected in this Part D of the Plan.
ARTICLE 2
DEFINITIONS
2
Any terms not defined in this Article shall have the definition as set forth in later Articles of this Part D of the Plan, or in the Pension Plan or Cash Balance Plan, as applicable.
2.1    Actuarial Equivalence
Actuarial Equivalence means a benefit of equal actuarial value as determined in accordance with the assumptions and methods used for determining actuarial equivalence under the Pension Plan (or Cash Balance Plan, as applicable).
2.2    Cash Balance Plan
Cash Balance Plan means the Pharmacia Cash Balance Pension Plan as set forth in Part F of the PCCP, as amended from time to time.

Part D: Terms Applicable To Pharmacia Sub-Plan

2.3    Company
Company means Pfizer Inc.
2.4    Compensation
Compensation means the Participant’s “compensation,” as defined in the Pension Plan (or the Cash Balance Plan, as applicable) but without regard to any of the Limitations and including the amount of any such compensation deferred under a plan maintained by the Company pursuant to sections 125 or 401(k) of the Code or any other plan of deferred compensation.
2.5    Early Retirement
Early Retirement means the retirement of a Participant prior to Normal Retirement on the date the Participant begins to receive a benefit under the Pension Plan (or Cash Balance Plan, as applicable).
2.6    Employment Commencement Date
Employment Commencement Date means the first day on which an individual became an Employee. Notwithstanding the foregoing, if any interruption of employment occurred after the date described in the preceding sentence, then the Employment Commencement Date shall be the first day on which the individual became an Employee after the most recent such interruption of the employment relationship between the Employee and the Company unless the Company specifies an earlier date.
2.7    Employment Termination Date
Employment Termination Date means the date on which the active employment of the Employee by the Company is terminated.
2.8    Limitations
Limitations means the limitations imposed by the Code or the Pension Plan in calculating a Participant’s retirement benefit under the Pension Plan including (i) the limitation of sections 401(a)(17), 404(1) and 415 of the Code, (ii) a provision of the Pension Plan excluding incentive compensation from being taken into account under the Pension Plan as “compensation” and (iii) the limitation that precludes deferred compensation (other than pursuant to section 125 or 401(k) of the Code) from being credited as current compensation other than to the extent already taken into account under clause (ii).
2.9    Normal Retirement
Normal Retirement shall mean the retirement of a Participant on or after the date the Participant begins to receive a benefit under the Pension Plan (or Cash Balance Plan, as applicable) that is not actuarially reduced on account of early commencement.
2.10    Pension Plan
Pension Plan means the Pharmacia Pension Plan, as amended from time to time, and as currently set forth in Part D of the PCCP.
2.11    Plan
Plan means, for purposes of this Part D, the Pharmacia Supplemental Pension Plan as may be amended from time to time and as set forth in this Part D of the Plan.

Part D: Terms Applicable To Pharmacia Sub-Plan

2.12    Pension Plan Benefits
Pension Plan Benefits means the amount of benefit due to the Participant under the Pension Plan in the form of an annuity that is Actuarially Equivalent to the form of a single life annuity; provided, however, that in the event that a Supplemental Benefit is to be paid prior to Normal Retirement the amount of “Pension Plan Benefits” shall be the Early Retirement benefit due to the Participant under the Pension Plan that is Actuarially Equivalent to the Normal Retirement benefit payable under such Plan.
2.13    Supplemental Benefit
Supplemental Benefit means a supplemental retirement benefit calculated under Article 4 as of any date of reference, bifurcated into Grandfathered Benefits and NonGrandfathered Benefits, as defined above.
ARTICLE 3
ELIGIBILITY
3
3.1    Original Participants
Any Employee on January 1, 1976 who was a Participant in this Plan, the Pharmacia Parity Plan, or the Pharmacia Supplemental Retirement Plan on June 30, 2002 shall be a Participant in this Part D of the Plan as of January 1, 1976.
3.2    New Participants
Eligible Employees under this Part D of the Plan include each individual who becomes an Eligible Employee (as defined in Section 2.11 of Part A of the Plan) after January 1, 1976 and who is an executive employee of the Pharmacia Corporation employed on a regular, full-time basis. Any such individual shall become a Participant in this Part D of the Plan on the later of the date (i) the individual becomes an Eligible Employee, or (ii) the future date as of which the Employee’s retirement benefit under the Pension Plan or under the Cash Balance Plan becomes subject to the Limitations, but in either case only after approval by the Administrator and notification to the Employee. An Employee shall also be eligible under this Part D of the Plan if he or she entitled to benefits under the part of the PCPP PR for the Pharmacia Pension Plan for Employees Resident in Puerto Rico or under the Searle PR Plan, but only with respect to such benefits that are limited by a provision of the Puerto Rico Code.
ARTICLE 4
SUPPLEMENTAL BENEFIT
4
4.1    Amount
The Supplemental Benefit of a Participant shall be an annual amount equal to (a) plus (b), determined as of the Participant’s Employment Termination Date for Grandfathered Benefits and at the time specified in Section 5.7 for NonGrandfathered Benefits, where:
(a)    equals the difference between:
(i)    the accrued benefit that would be payable to the Participant under the Pension Plan on the basis that all of the Limitations are ignored in calculating such benefit under the Pension Plan; and
(ii)    the amount of the Participant’s Pension Plan Benefits; and
(b)    for Participants in the Pharmacia Parity Plan or Pharmacia Supplemental Retirement Plan as of June 30, 2002, equals the difference between:

Part D: Terms Applicable To Pharmacia Sub-Plan

(i)    the accrued benefit that would be payable to the Participant under the Cash Balance Plan on the basis that all of the Limitations are ignored in calculating such benefit under the Pension Plan; and
(ii)    the benefit actually accrued under the Cash Balance Plan (plus, for Participants in the Pharmacia Supplemental Retirement Plan, the benefit accrued under the Pharmacia Parity Plan as of June 30, 2002).
For purposes of calculating the Supplemental Benefit, both of the benefits under clauses (a)(i) and (a)(ii) shall be calculated on the basis of the single life annuity that would then be due to the Participant under the Pension Plan (or the Cash Balance Plan) based on service and Compensation at the time of determination. Each such calculation shall be done separately with respect to Grandfathered Benefits and NonGrandfathered Benefits.
4.2    Vesting
A Participant’s right to a Supplemental Benefit pursuant to Section 4.1 shall be non-forfeitable at the same time as the Participant’s Pension Plan Benefits as determined under the terms of the Pension Plan.
4.3    Survivor Benefit
If a Participant dies before beginning to receive a Supplemental Benefit, the Participant’s Beneficiary shall be entitled to receive payment of a Supplemental Benefit as provided in Section 5.5 or 5.9, as applicable.
4.4    Transfers
Notwithstanding any other provision of this Part D of the Plan to the contrary, if a Participant is transferred to the employment of an affiliate of Pfizer Inc. that has not adopted this Part D of the Plan (“non-covered employment”), upon the approval of the Administrator acting on behalf of the Company, (i) any Supplemental Benefit to which such Participant would be entitled under this Part D of the Plan may be increased by treating such Participant’s non-covered employment as if it were service covered by the this Part D of the Plan and by aggregating such service with such Participant’s other service covered by this Part D of the Plan; provided, however, that, in such event, the Participant’s Supplemental Benefit determined under Section 4.1 shall be calculated by taking into account under clause (a)(ii) or (b)(ii) as applicable, the benefit due under any pension plan of the affiliate that is based upon such Participant’s non-covered employment. Further, with respect to Grandfathered Benefits only, (i) the liability for the Supplemental Benefit under this Plan may be transferred to any similar plan of the affiliate, (ii) the Supplemental Benefit under this Plan may be canceled in favor of a plan of the affiliate that provides a benefit that is equal to or greater than the Supplemental Benefit payable under this Plan at the time of the transfer, or (iii) the Supplemental Benefit under this Plan may be frozen and paid when the Participant reaches Normal Retirement or Early Retirement after transferring to the employ of the affiliate.
ARTICLE 5
DISTRIBUTION OF SUPPLEMENTAL BENEFIT
5
5.1    Grandfathered Benefits – Distributions
Except as provided in Section 5.2, a Participant’s Grandfathered Benefit shall be paid in the same form and at the same time as the Pension Plan Benefits due to the Participant under the Pension Plan, or the benefits under the Cash Balance Plan, as applicable. Notwithstanding the foregoing sentence, if the Participant chooses to receive the Pension Plan Benefits or benefits under the Cash Balance Plan in the form of a Joint and 75% annuity, the Grandfathered Benefit shall be paid in the form of a Joint and 50% annuity. No Temporary Annuity Option (as described in the Pension Plan) and no Level Income Option (as described in the Cash Balance Plan) shall be available with respect to the Grandfathered Benefit.

Part D: Terms Applicable To Pharmacia Sub-Plan

5.2    Early Payment
A Participant’s Supplemental Benefit that begins to be paid prior to Normal Retirement shall be reduced to its Actuarial Equivalent on account of commencement prior to Normal Retirement. A Participant shall file a written notice with the Administrator to receive his or her Supplemental Benefit in the manner provided by the Administrator.
5.3    Special Election
Notwithstanding anything herein to the contrary, any Participant who was a Participant in the Pharmacia Parity Plan or the Pharmacia Supplemental Retirement Plan as of June 30, 2002 and who had made an election to receive or defer a portion of his or her Grandfathered Benefit under such plan as of June 30, 2002, shall receive his or her Grandfathered Benefit in the manner provided in his or her election. During any such deferral period, such a Participant’s Grandfathered Benefit shall be credited with interest at the previous year’s average of the Moody BAA Bond index or such other rate as the Administrator shall determine. Notwithstanding anything herein or in the Pharmacia Parity Plan or the Pharmacia Supplemental Retirement Plan to the contrary, any Participant who was a Participant in the Pharmacia Parity Plan or the Pharmacia Supplemental Retirement Plan as of June 30, 2002 and who had not made an election to receive or defer a benefit payment under such plan as of June 30, 2002, shall receive his or her entire Grandfathered Benefit in the manner provided in Sections 5.1 and 2 hereof.
5.4    Automatic Cash Out
See Section 7.2(a) of Part A of the Plan.
5.5    Grandfathered Benefits – Death
If a Participant dies after beginning to receive a Supplemental Benefit, any further payments shall be made according to the form of such Supplemental Benefit then being paid to the Participant. If a Participant dies prior to beginning to receive a Supplemental Benefit comprised of Grandfathered Benefits, the Participant’s Beneficiary shall be entitled to receive a survivor benefit equal to the survivor portion of the benefit due under the Pension Plan but using the methodology set forth in Section 4.1. Such survivor benefit shall be paid in the same form and at the same time as the Beneficiary receives benefits under the Pension Plan, and the Supplemental Benefit shall be Actuarially Equivalent on account of early commencement if payment commences prior to what would have been the Participant’s Normal Retirement.
5.6    Prior Plan
For distributions prior to January 1, 2005, any distribution that was payable to a Participant under the Prior Plan may be deferred under the Savings Plus Plan on such terms and conditions as the Administrator shall provide.
5.7    NonGrandfathered Benefits – Distributions
With respect to NonGrandfathered Benefits, except as provided in Sections 5.9 in the event of death, 5.10 in the event of disability, and Section 8.16 in the event of a Re-deferral, the Participant will receive payment of such supplemental payments by the Company in a lump sum on the first of the month following the later of (i) such Employee’s Separation from Service or (ii) attainment of age fifty five (55) (or age fifty (50) prior to January 1, 2007). Except in the case of death or a Re-deferral, when the supplemental annuity payments under this Section are converted to a lump sum form of payment, such lump sum shall be calculated using the actuarial assumptions for calculations of lump sum benefits under the Pension Plan or Cash Balance Plan as applicable, on such date. Notwithstanding the foregoing, payments may be made to a Key Employee upon Separation from Service only in accordance with Section 6.2 of Part A of the Plan. Notwithstanding the foregoing, if the Participant chooses to receive the Pension Plan Benefits or the benefit under the Cash Balance Plan in the form of a Joint and 75% annuity, the NonGrandfathered Benefit shall be paid in the form of a Joint and 50% annuity. No Temporary Annuity Option (as described in the Pension Plan) and no Level Income Option (as described in the Cash Balance Plan) shall be available with respect to the NonGrandfathered Benefit.

Part D: Terms Applicable To Pharmacia Sub-Plan

5.8    NonGrandfathered Benefits – Transition Elections
With respect to Participants with NonGrandfathered Benefits that were earned or vested prior to December 31, 2007, transition distribution elections allowing for the election of optional forms of payment other than the lump sum form for NonGrandfathered Benefits, were filed by certain Participants with NonGrandfathered Benefits, and such elections shall be enforced and irrevocable except to the extent any NonGrandfathered Benefits are subsequently re-deferred as allowed under Section 8.16.
5.9    NonGrandfathered Benefits – Death
Notwithstanding any elections under, or provisions of, this Supplemental Plan to the contrary, with respect to NonGrandfathered Benefits, upon the Participant’s death, NonGrandfathered Benefits shall be paid to the Participant’s Beneficiary (to the extent payable), in a lump sum in the January (or the first of the month for deaths prior to January 1, 2007), following the later of the Participant’s date of death or the date the Participant would have attained age fifty five (55) (or age fifty (50) for Participants in the Pension Plan who terminated or died prior to January 1, 2007). Such distribution shall be made regardless of any Re-deferral by the Participant under Section 8.16, and irrespective of whether the Participant is a Key Employee. When the supplemental annuity payments under this Section are converted to a lump sum form of payment, such lump sum shall be calculated using the actuarial assumptions for calculations of lump sum benefits under the Pension Plan or Cash Balance Plan as applicable in the January (or the first of the month for deaths prior to January 1, 2007), following the later of (i) the Participant’s death, or (ii) at the time when the Participant would have attained age fifty five (55) (or age fifty (50) for Participants in the Pension Plan who terminated or died before January 1, 2007).
5.10    NonGrandfathered Benefits – Disability
Notwithstanding any elections under, or provisions of, this Supplemental Plan to the contrary, with respect to NonGrandfathered Benefits, such payments shall be paid in a lump sum at the latest to occur of: (i) the Participant’s cessation of entitlement to benefits under the Company’s long-term disability program; (ii) the Participant’s Separation from Service; or (iii) the Participant’s attainment of age 65. If the Participant subsequently recovers from Disability and resumes work with the Company, NonGrandfathered Benefits accrued to such date of return to work shall continue to be paid in accordance with the foregoing sentence. Any NonGrandfathered Benefits accrued thereafter shall be governed under Section 5.7 as if the Participant did not have the prior Disability.

Part D: Terms Applicable To Pharmacia Sub-Plan

PART E
TERMS APPLICABLE TO WYETH SUB-PLAN
ARTICLE 1
INTRODUCTION
1
This Part E applies to individuals who are Participants in the Wyeth Supplemental Executive Retirement Plan immediately prior to the Effective Date or who become Participants in the Plan thereafter pursuant to the eligibility and participation requirements of this Part E of the Plan.
The Plan supplements the benefits of Participants whose benefits under the Retirement Plan are limited as a result of Deferrals or by operation of the Code Limits.
ARTICLE 2
DEFINITIONS
2
2.1    2005 Restatement Date
2005 Restatement Date means January 1, 2005.
2.2    25, 50, 75 or 100% Joint and Survivor Annuity
25, 50, 75 or 100% Joint and Survivor Annuity has the meaning set forth in Section 5.6(a)(2).
2.3    Boehringer Rule of 70 Participant
Boehringer Rule of 70 Participant means an Eligible Employee who as of the date of his Separation from Service:
(a)    Is fully vested in his Plan Benefit on the date that he incurs a Separation from Service;
(b)    Is notified by the Company that he is eligible for the Boehringer Rule of 70 Benefit;
(c)    Does not incur a Separation from Service in connection with Project Impact and is not eligible for the Pfizer Rule of 70 Benefit; and
(d)    As of the date of the Participant’s Separation from Service his combined age and Years of Vesting Service equals or exceeds 70.
An otherwise Eligible Employee who is employed at the Rouses Point location (other than an Eligible Employee who is covered by a transition beneଁt plan related to the Pfizer Agreement) or incurs a Separation from Service in connection with Project Impact, shall not be treated as a Boehringer Rule of 70 Participant.
2.4    Code Limits
Code Limits means Sections 401(a)(17) and 415 of the Code and any other provisions of the Code which limit the amount of benefits that a Participant may accrue or receive under or from the Retirement Plan.
2.5    Company
Company means, for purposes of this Part E, Wyeth.

Part E: Terms Applicable To Wyeth Sub-Plan

2.6    Company Non-Account Plan
Company Non-Account Plan means any arrangement sponsored by the Company, other than the Plan, that is a “non-account balance plan,” as such term is defined under Section 409A and that is required to be aggregated with the Plan under Treasury Regulation 1.409A-1I(2)(C).
2.7    DCP
DCP means the Prior DCP and the New DCP.
2.8    DCP Option
DCP Option has the meaning set forth in Section 5.6(a)(6).
2.9    Default Payment Form
Default Payment Form means (a) with respect to a Participant’s Grandfathered Benefit, the form of payment elected by the Participant under the Retirement Plan; provided, however that if the Participant elects, following his Separation from Service, to receive his beneଁt under the Retirement Plan in the Lump-Sum Option, the form of annuity elected by the Participant under the Plan; and (b) with respect to a Participant’s NonGrandfathered Benefit, the Lump-Sum Option.
2.10    Deferral Plan
Deferral Plan means each of the DCP, the Wyeth Supplemental Employee Savings Plan, as amended from time to time, and/or any other non-qualified plan of the Company designated from time to time by the Committee pursuant to which Participants may elect to defer annual, base compensation or annual, cash bonus compensation, sales bonuses or sales commissions.
2.11    Deferrals
Deferrals means any cash compensation earned by a Participant from the Company that is not taken into account in determining a Participant’s accrued benefit under the Retirement Plan because of the Participant’s election under a Deferral Plan to defer the receipt of such compensation.
2.12    Early Commencement Factors
Early Commencement Factors means the factors set forth in Appendix A.
2.13    Elected Payment Date
Elected Payment Date means (a) with respect to the Grandfathered Benefit, the first day of any month after a Participant’s Separation from Service elected by the Participant in accordance with Section 5.2 and/or (b) with respect to the NonGrandfathered Benefit, the Normal Payment Date, unless the Participant elects the DCP Option in accordance with Section 5.3, or elects to redefer his NonGrandfathered Benefit into the DCP in accordance with Section 7, in which case Elected Payment Dates shall be determined in accordance with the applicable terms of the DCP.
2.14    Elected Payment Form
Elected Payment Form means the Payment Form elected by a Participant (a) for the payment of his Grandfathered Benefit in accordance with Section 5.2, and/or (b) for the payment of his NonGrandfathered Benefit in accordance with Section 5.3 or Section 7.

Part E: Terms Applicable To Wyeth Sub-Plan

2.15    Eligible Employee
Eligible Employee means an Employee of the Company (a) whose terms and conditions of employment are not subject to a collective bargaining agreement, (b) whose rate of annual base compensation for a calendar year equals or exceeds $155,000.00, and (c) who is eligible to participate in the Retirement Plan. Notwithstanding the foregoing, an individual shall not become an “Eligible Employee” until the first day of the month following the date on which such individual satisfies the requirement of clause (c) of the previous sentence. An Employee shall also be eligible under this Part E of the Plan if he or she is entitled to benefits under the part of the PCPP PR for the Puerto Rico portion of the Wyeth Retirement Plan — U.S., but only with respect to such benefits that are limited by a provision of the Puerto Rico Code.
2.16    Lump-Sum Option
Lump-Sum Option has the meaning set forth in Section 5.6(a)(5).
2.17    New DCP
New DCP means the Wyeth 2005 (409A) Deferred Compensation Plan, as amended and restated as of the 2005 Restatement Date, and as subsequently amended from time to time thereafter.
2.18    Normal Retirement Date
Normal Retirement Date means the first day of the first month following a Participant’s 65th birthday, unless such birthday falls on the first of the month, in which case Normal Retirement Date means the Participant’s 65th birthday.
2.19    Normal Payment Date
Normal Payment Date means (a) with respect to a Participant’s Grandfathered Benefit, the following: (i) if the Payment Form is other than the Lump-Sum Option or the DCP Option, the first day of the first period for which an amount is payable to the Participant under the Retirement Plan; and (ii) if the payment form is the Lump-Sum Option, the Payment Date specified in Section 5.2(c); and (b) with respect to a Participant’s NonGrandfathered Benefit, the following: (i) for a Participant who incurs a Separation from Service with a Vested Plan Benefit prior to attaining age 55, the first day of the month coincident with or next following the month in which he attains age 55; and (ii) for a Participant who incurs a Separation from Service with a Vested Plan Benefit on or after attaining age 55, the first day of the month following his Separation from Service. Notwithstanding the foregoing, any payment made within 90 days of the Normal Payment Date shall be considered to be made on the Normal Payment Date.
2.20    Participant
Participant means an Eligible Employee who has met the requirements for participation in the Plan in accordance with Section 3.
2.21    Payment Date
Payment Date means the Elected Payment Date or, if no such date has been elected or is permitted to be elected by the Participant, the Normal Payment Date, in each case for the commencement of payment of a Plan Benefit. References to Commencement Date in the provisions of Part A of the Plan shall be deemed to refer to Payment Date in applying such provisions with respect to Participants covered under this Part E.
2.22    Payment Delay Period
Payment Delay Period means, solely with respect to a Lump-Sum Option payment of a Participant’s Grandfathered Benefit, the twelve-month period beginning on the first day of the month following the month in which occurs the Participant’s Separation from Service.

Part E: Terms Applicable To Wyeth Sub-Plan

2.23    Payment Election
Payment Election means the elections made by a Participant for his Grandfathered Benefit and/or NonGrandfathered Benefit, as applicable, under Section 5 or Section 7, as applicable.

2.24    Payment Form
Payment Form means the Elected Payment Form or, if no such form is elected or is permitted to be elected by the Participant, the Default Payment Form, in each case for the payment of a Plan Benefit.
2.25    Plan
Plan means, for purposes of this Part E, this Wyeth Supplemental Executive Retirement Plan, as amended from time to time and as set forth in this Part E of the Plan.
2.26    Plan Benefit
Plan Benefit means, as of a given date, the benefit, expressed as a Single Life Annuity commencing at the Participant’s Normal Retirement Date, that a Participant has accrued under the Plan in accordance with Section 4.2.
2.27    Pfizer Rule of 70 Participant
Pfizer Rule of 70 Participant means an Eligible Employee who, as of the date of his Separation from Service:
(a)    Is fully vested in his Plan benefit;
(b)    has been involuntarily terminated from the Company prior to the end of the two-year period commencing on the Closing Date (as defined in the Agreement and Plan of Merger), dated as of January 25, 2009, by and among Pfizer Inc., Wagner Acquisition Corp., and Wyeth (the Pfizer Agreement”),
(c)     Has been notified by the Company that he is eligible for the Rule of 70 in connection with Pfizer Inc.’s acquisition of the Company (the “Pfizer Rule of 70 Benefit”), and
(d)    Has a combined age and Years of Vesting Service equal to or in excess of 70.
An otherwise Eligible Employee who is employed at the Rouses Point location (other than an Eligible Employee who is covered by a transition plan related to the Pfizer Agreement) or who incurs a Separation from Service in connection with Project Impact, shall not be treated as a Pfizer Rule of 70 Participant.
2.28    Prior DCP
Prior DCP means the terms of the Wyeth Deferred Compensation Plan (as amended and restated as of November 20, 2003), as set forth in the Company’s written documentation, rules, practices and procedures applicable to such plan (but without regard to any amendments thereto after October 3, 2004 that would result in any material modification of such plan, within the meaning of Section 409A).
2.29    Prior Plan
Prior Plan means the terms of the Plan in effect immediately prior to the 2005 Restatement Date, as set forth in the Company’s written documentation, rules, practices and procedures applicable to the Plan (but without regard to any amendments thereto after October 3, 2004 that would result in any material modification of the Grandfathered Benefit, within the meaning of Section 409A).

Part E: Terms Applicable To Wyeth Sub-Plan

2.30    Retirement Eligible
Retirement Eligible means a Participant who, as of the date of his Separation from Service, is (a) at least age 55 with at least five Years of Vesting Service or (b) at least age 65.
2.31    Retirement Plan
Retirement Plan, with respect to Part E of the Plan, means the Wyeth Retirement Plan - United States, as amended from time to time and as currently set forth in Part E of the PCCP, and with respect to a Participant who effective December 30, 2010, became a Participant in the PCPP PR, Retirement Plan shall mean the PCPP PR.
2.32    Rule of 70 Participant
Rule of 70 Participant means and Eligible Employee who as of the date of his Separation from Service:
(a)    Is fully vested in his Plan Benefit on the date that he incurs a Severance From Service;
(b)    Is involuntarily terminated by the Company (A) prior to the end of the two year period that commences on the Closing Date as defined in the Agreement and Plan of Merger, dated as of January 25, 2009, by and among Pfizer, Inc., Wagner Acquisition Corp., and Wyeth (the “Pfizer Agreement”), and is notiଁed by the Company that he is eligible for the Pfizer Rule of 70 Benefit in connection with Pfizer Inc.’s acquisition of the Company; or (B) is involuntarily terminated by the Company on or after October 16, 2011, is a U.S. legacy Wyeth manufacturing employee terminated in connection with the restructuring at the Pearl River, New York and Richmond, Virginia manufacturing sites and is notified by the Company that he is eligible for the Pfizer Rule of 70 Benefit in connection with such restructuring; or (C) is involuntarily terminated by the Company in connection with the ESI implementation on or after October 16, 2011, with an exit before June 19, 2012, is a U.S. legacy Wyeth and is notified by the Company that he is eligible for the Pfizer Rule of 70 Benefit in connection with Pfizer Inc.’s ESI implementation;
(c)    The Participant’s base salary for the calendar year prior to the calendar year in which he incurs a Severance From Service is more than or equal to $155,000; and
(d)    As of the date of his Separation from Service, has a combined age and Years of Vesting Service equal to or in excess of 70.
2.33    Separation from Service
Separation from Service means (a) as defined in Part A for purposes of NonGrandfathered Benefits, and (b) for purposes of the Grandfathered Benefit, “Separation from Service” shall be determined in accordance with the terms of the Prior Plan.
2.34    Single Life Annuity
Single Life Annuity has the meaning set forth in Section 5.6(a)(1).
2.35    Ten Year Certain and Life Option
Ten Year Certain and Life Option has the meaning set forth in Section 5.6(a)(3).
2.36    Transition Elections
Transition Elections means elections made by a Participant prior to January 1, 2009 in accordance with the provisions of Notices 2005‑1, 2006‑79 and 2007‑86 promulgated by the U.S. Treasury Department and the Internal Revenue Service and the Proposed Regulations under Section 409A, 70 Fed. Reg. 191 (Oct 4, 2005).

Part E: Terms Applicable To Wyeth Sub-Plan

2.37    Valid Notional Rollover
Valid Notional Rollover means a notional rollover constituting a full and complete settlement of the Company’s obligations to the Participant with respect to the portion of the Grandfathered Benefit credited to the Prior DCP or the NonGrandfathered Benefit credited to the New DCP by a Participant who is Retirement Eligible at the time of his Separation from Service.
2.38    Vested Plan Benefit
Vested Plan Benefit means a Plan Benefit that has vested in accordance with Section 4.3.

2.39    Wyeth Retirement Plans
Wyeth Retirement Plans means the Retirement Plan, the American Cyanamid and Subsidiaries Supplemental Employees Retirement Plan and the American Cyanamid and Subsidiaries ERISA Excess Plan.
2.40    Year of Vesting Service
Year of Vesting Service has the meaning ascribed to it in the Retirement Plan as of January 1, 2006 and, prior to such date, has the meaning ascribed to “Continuous Service”, as such term was defined in the Retirement Plan prior to January 1, 2006.
ARTICLE 3
PARTICIPATION
3
3.1    Continuing Participants
Any individual who participated in the Prior Plan immediately prior to the 2005 Restatement Date continued to be a Participant in the Plan on such date.
3.2    New Participants
An Employee of the Company who does not become a Participant in the Plan in accordance with Section 3.1 shall commence participation in the Plan as of the date on which such Employee first becomes an Eligible Employee. Eligible Employees shall not accrue any Plan Benefit prior to their commencement of participation in the Plan; provided that when participation commences at Participant’s accrued Plan Benefit shall be calculated as of the later of the date the Participant was first employed by the Company and the date the Participant reached age 21.
3.3    Enrollment
Each Participant shall complete, execute and return to the Administrative Record Keeper such forms as are required from time to time by the Administrative Record Keeper, and such forms shall be submitted to the Administrative Record Keeper within such time periods specified by the Administrative Record Keeper. A Participant’s failure to submit in a complete and timely manner any such forms to the Administrative Record Keeper shall subject the Participant to the default rules specified in the Plan. For purposes of the Plan, “‘forms” prescribed by the Administrative Record Keeper can be in paper, electronic or such other media (or combination thereof) as the Administrative Record Keeper shall specify from time to time.
3.4    Exclusions
No employee of the Company who is not an Eligible Employee shall be eligible to participate in the Plan. In addition, the Committee may, if it determines it to be necessary or advisable to comply with ERISA, the Code or other

Part E: Terms Applicable To Wyeth Sub-Plan

applicable law, exclude one or more Eligible Employees or one or more classes of Eligible Employees from Plan participation.
ARTICLE 4
PLAN FORMULA AND VESTING
4
4.1    Applicability of Prior Plan
The benefit payable to a Participant who had a Separation from Service prior to the 2005 Restatement Date shall be governed by the terms of the Prior Plan as in effect on the date of his Separation from Service.
4.2    Plan Benefit Formula
The Plan Benefit of a Participant who has a Separation from Service on or after the 2005 Restatement Date shall equal the positive difference, if any, that results from subtracting the amount determined under Section 4.2(b) from the amount determined under Section 4.2(a):
(a)    The Participant’s annual accrued benefit under the terms of the “Final Average Annual Pension Earnings” formula of the Retirement Plan calculated as of the date of the Participant’s Separation from Service as if:
(i)    for purposes of calculating such accrued benefit, the Participant’s compensation for each calendar year included the Participant’s Deferrals for each such calendar year; and
(ii)    for purposes of calculating such accrued benefit, except with respect to a Puerto Rico Participant who effective December 30, 2010, became a Participant in the PCPP PR and consented to the transfer of his benefit hereunder to the PCPP PR, the Code Limits did not apply.
less
(b)    The Participant’s annual accrued benefit under the Wyeth Retirement Plans, as of the date of the Participant’s Separation from Service.
(c)    Rate of Annual Earnings. The Rate of Earnings to be included in the determination of “Final Average Annual Pension Earnings” under Section 2.19 of the Retirement Plan means:
(i)    Except as provided in (ii), the sum of
(A)    base salary rate (including 401(k) salary deferral contributions, elective contributions to a plan subject to Section 125 of the Code and elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code) as of April 1st of each Plan Year starting on or after January 1, 2011, and January 1st of each Plan Year starting prior to January 1, 2011 (except that for any Participant with a Severance From Service Date between January 1, 2011 and March 31, 2011, it shall be the base salary rate in effect on January 1, 2011),
(B)    cash bonuses paid by the Company or an Associate Company in such Plan Year, including any payments under the Wyeth Performance Incentive Award Program (“PIA”) or its successor plan, and
(C)    overtime earnings, shift differentials and premium pay, sales commissions, and sales bonuses paid in the prior Plan Year.
(ii)    Notwithstanding the foregoing:

Part E: Terms Applicable To Wyeth Sub-Plan

(A)    The Rate of Annual Earnings shall exclude any amounts deferred under any nonqualified deferred compensation plan; and
(B)    For a Participant whose base salary on the date of his Severance From Service is equal to or more than $155,000, and who has attained his Early Retirement Date prior to the earlier of December 31, 2017 or Severance From Service and is actively employed in the U.S. on December 31, 2017, subparagraph (i)(B) above shall be substituted with the following if such substitution shall result in a larger Accrued Benefit for the Participant: “(B) cash bonuses paid by the Company or an Associate Company in the year earned, including any payments under the Wyeth Performance Incentive Award Program (“PIA”) or its successor plan, and for the year of retirement the annualized PIA bonus received in the year of retirement shall be used provided that the annualized PIA bonus in the year of retirement cannot be greater than the largest PIA bonus percentage received in either of the previous two years multiplied by the final year’s annual base salary rate; and.”
4.3    Vesting
Anything in the Plan to the contrary notwithstanding, no Plan Benefit or other amount shall be payable to a Participant under the Plan unless the Participant has either (a) completed three Years of Vesting Service or (b) is at least age 60, in each case, as of the date of the Participant’s Separation from Service. Notwithstanding the foregoing, all Affected Employees (as deଁned in the Amended and Restated Asset Purchase Agreement, dated September 17, 2009, by and among Pfizer Inc., Wyeth and Boehringer Ingelheim Vetmedica, Inc. (the “Boehringer Agreement”)) shall become 100% vested in their Plan Benefits as of the Closing Date (as defined in the Boehringer Agreement).
4.4    Plan Benefit Components.
(a)    Grandfathered Benefit

1.
The portion of a Participant’s Plan Benefit which is a Grandfathered Benefit (and the procedures applicable to a Participant’s election to receive such Grandfathered Benefit, which are set forth in Section 5.2) shall be based upon the terms of the Prior Plan and the Retirement Plan in effect immediately prior to the 2005 Restatement Date, disregarding for this purpose any change or amendment to the terms of the Retirement Plan effective after October 3, 2004 that would result in any material modification, within the meaning of Section 409A of the Grandfathered Benefit.

2.
The Grandfathered Benefit of a Puerto Rico Participant shall comprise (i) the portion of his Plan Benefit that was earned and vested as of December 31, 2004 and (ii) the portion of his Plan Benefit that was earned or vested on or alter January 1, 2005, but only in the event such Puerto Rico Participant does not become employed by the Company in the United States (other than in Puerto Rico) on or after January 1, 2005.

3.	A Participant’s Grandfathered Benefit shall not be increased if the payment of the Grandfathered Benefit is made after the Participant’s Normal Retirement Date.
(b)    NonGrandfathered Benefit. A Participant’s NonGrandfathered Benefit shall mean any portion of the Participant’s Plan Benefit which is not a Grandfathered Benefit.
(c)    Special Adjustment at Separation from Service to the NonGrandfathered Benefit. Solely to the extent necessary to comply with Section 409A, a special allocation shall be made to the Plan Benefit of a Participant who was not eligible to retire under the Plan as of December 31, 2004 with a subsidized early retirement benefit (solely by reason of the Participant as of December 31, 2004 not having ten or more Years of Vesting Service as of such date) and who subsequently becomes eligible to retire under the Plan with a subsidized early retirement benefit (including on account of becoming a Rule of 70 Participant) at a later date. For such a Participant, any early

Part E: Terms Applicable To Wyeth Sub-Plan

retirement subsidy earned by the Participant based on Years of Vesting Service credited for periods after December 31, 2004 and attributable to the Participant’s Grandfathered Benefit shall be treated for all purposes of the Plan as part of the Participant’s NonGrandfathered Benefit. The adjusted NonGrandfathered Benefit (including the subsidized portion of the Grandfathered Benefit that is treated by operation of this Section 4.4(c) as part of the NonGrandfathered Benefit) shall be determined at the time of the Participant’s Separation from Service by the formula [(X – Y)/Z], where “X” is the Plan Benefit multiplied by the applicable subsidized Early Commencement Factor set forth in Appendix A; where “Y” is the Grandfathered Benefit multiplied by the applicable unsubsidized Early Commencement Factor set forth in Appendix A; and where “Z” is the applicable subsidized Early Commencement Factor set forth in Appendix A (all such Early Commencement Factors to be determined based upon the Participant’s (including on account of becoming a Rule of 70 Participant) age and Years of Vesting Service at Separation from Service).
(d)    Other Actuarial Rules and Procedures. The Committee shall from time to time promulgate such additional rules and procedures as the Committee deems necessary or advisable to facilitate the calculation and allocation of a Participant’s Plan Benefit between the Grandfathered Benefit and the NonGrandfathered Benefit in a manner that is intended to result in Section 409A Compliance.
4.5    Payment Prior to Normal Retirement
If the Payment Date for a Participant’s Grandfathered Benefit and/or NonGrandfathered Benefit, as applicable, is prior to the Participant’s Normal Retirement Date, then the amount of the Grandfathered Benefit and/or NonGrandfathered Benefit, as applicable, shall be reduced for early commencement by the applicable Early Commencement Factors set forth in Appendix A.
4.6    Rule of 70 Benefit
(a)    The Boehringer Rule of 70 Benefit shall be equal to the benefit that the Boehringer Rule of 70 Participant would receive under the Retirement Plan if he was eligible for the Rule of 70 benefit under Section 4.3(d) of the Retirement Plan. The Boehringer Rule of 70 Benefit shall be paid on the Normal Payment Date and in the Default Payment Form.
(b)    The Pfizer Rule of 70 Benefit shall equal the benefit that the Pfizer Rule of 70 Participant would receive under the Retirement Plan if he was eligible for the Rule of 70 benefit under Section 4.3(d) of the Retirement Plan. The Pfizer Rule of 70 Benefit shall be paid on the Normal Payment Date in the Default Payment Form.
4.7    Benchmark Rule of 70 Benefit
The Benchmark Rule of 70 Benefit hereunder shall be equal to the benefit that a Participant would have been eligible for provided in Section 4.3(f) of the Retirement Plan but for the fact that such Participant does not make less than $155,000. The Benchmark Rule of 70 Benefit shall be paid on the Normal Payment Date in the Default Payment Form.
4.8    Wyeth Change in Control Plan Benefit
Any benefit payable pursuant to Section 4(iv)(D) of the applicable change in control agreement, shall be payable hereunder.
ARTICLE 5
PAYMENT ELECTIONS
5
5.1    General Rules
(a)    Separate Elections. Subject to Section 5.3 hereof, a Participant shall be permitted to make a separate Payment Election for his Grandfathered Benefit and his NonGrandfathered Benefit. The rules applicable to

Part E: Terms Applicable To Wyeth Sub-Plan

Payment Elections for Grandfathered Benefits are set forth in Section 5.2. The rules applicable to Payment Elections for NonGrandfathered Benefits are set forth in Section 5.3.
(b)    Section 409A Transition. The Transition Elections made by a Participant shall supplement and, to the extent inconsistent therewith, shall supersede the corresponding provisions of this Section 5.
5.2    Payment Elections for Grandfathered Benefits
(a)    Election Form and Election Timing. A Participant may elect prior to or in connection with his Separation from Service to have his Grandfathered Benefit paid in any of the available forms of payment described in Section 5.6. The Elected Payment Form for a Grandfathered Benefit may be different from the form of payment elected by the Participant under the Retirement Plan. A Participant shall make his Payment Election for his Grandfathered Benefit prior to the date of, or in connection with, the Participant’s Separation from Service, and if no Payment Election is made prior to the date of, or in connection with, the Participant’s Separation from Service, the Participant’s Grandfathered Benefit shall be payable in the Default Payment Form on the applicable Normal Payment Date.
(b)    Payment Date for Annuities. If the Payment Form for a Participant’s Grandfathered Benefit is other than the Lump-Sum Option or the DCP Option, the payment of the Participant’s Grandfathered Benefit shall commence on the Participant’s applicable Normal Payment Date, unless the Participant has specified an Elected Payment Date. An Elected Payment Date for an annuity shall not be earlier than the first day of the month coincident with or next following the month in which a Participant attains age 55, and shall not be later than the Participant’s Normal Retirement Date (or, if the Participant’s Separation from Service is later, the first day of the month following the month in which occurs the Participant’s Separation from Service).
(c)    Payment Dates for Lump-Sum Option. A Participant shall not be permitted to specify an Elected Payment Date for his Grandfathered Benefit if such Grandfathered Benefit is payable in the Lump-Sum Option. The Payment Date for such Lump-Sum Option shall be determined in accordance with the following provisions:

1.
Participants Who Are Not Retirement Eligible. If a Participant who is not Retirement Eligible at the time of his Separation from Service has elected prior to, or in connection with, his Separation from Service the Lump-Sum Option for the payment of his Grandfathered Benefit, such Lump-Sum Option shall be paid on the later of (i) the first day of the first month following the expiration of the Payment Delay Period and (ii) the first day of the month coincident with or next following the month in which the Participant attains age 55.

2.
Participants Who Are Retirement Eligible. If a Participant who is Retirement Eligible at the time of his Separation from Service has elected prior to, or in connection with, his Separation from Service the Lump-Sum Option for the payment of his Grandfathered Benefit, such Lump-Sum Option shall be paid on the first day of the first month following the end of the Payment Delay Period.

If payment of a Participant’s Lump-Sum Option is delayed under this Section 5.2(c) solely by operation of the Payment Delay Period, the Participant’s Grandfathered Benefit shall be credited with interest on a quarterly basis during the applicable portion of the Payment Delay Period based upon the interest rate being used to determine Lump-Sum Option payments under the Retirement Plan for each such quarter. In the event a Participant dies during the Payment Delay Period, his Grandfathered Benefit shall be paid to his Beneficiary together with any interest credited thereto in a lump-sum payment as soon as administratively practicable after such Participant’s death.
(d)    Valid Notional Rollovers to the Prior DCP. A Participant who elects prior to, or in connection with, his Separation from Service to receive his Grandfathered Benefit in the Lump-Sum Option shall be permitted, in accordance with the deferral rules of the Prior Plan, to elect prior to, or in connection with, his Separation from Service the DCP Option for some or all of the amount otherwise payable in the Lump-Sum Option. The effective date of the Valid Notional Rollover made in connection with the DCP Option will be the date that the portion of the Lump-Sum Option subject to the Valid Notional Rollover would otherwise have been paid to the Participant under Section

Part E: Terms Applicable To Wyeth Sub-Plan

5.2(c) (determined, solely for this purpose, without regard to the Payment Delay Period). Any such Valid Notional Rollover shall be subject to the applicable terms and provisions of the Prior DCP. Notwithstanding anything herein to the contrary, no amount shall be distributed under the Prior DCP on account of a Valid Notional Rollover prior to the conclusion of the Payment Delay Period.
(e)    Special Default Rule. If the portion of a Participant’s Plan Benefit that is intended to be a Grandfathered Benefit shall, for any reason, become subject to Section 409A, such benefit shall be paid in accordance with the Payment Election (or applicable default payment rule) for such Participant’s NonGrandfathered Benefit.
5.3    Payment Elections for NonGrandfathered Benefits
This Section 5.3 applies notwithstanding anything to the contrary in Part A of the Plan, except as required by law.
(a)    Election Timing; Participants Who Accrue a Plan Benefit Prior to January 1, 2009. An employee who first becomes a Participant and accrues a NonGrandfathered Benefit prior to January 1, 2009, and an employee who is hired prior to November 1, 2008 with an annual base salary of $230,000.00 or more (the “2008 New Executives”) shall make, by no later than December 31, 2008, a Transition Election with respect to his NonGrandfathered Benefit; provided, however, that an election made in 2008 shall apply solely to the amount that would not otherwise be payable to him in 2008 and shall not cause any amounts to be paid to him in 2008 that would not otherwise be payable to him in 2008. For purposes of clarification, a Participant accrues a benefit under the Plan only to the extent that a Participant’s benefits under the Retirement Plan are limited as a result of Deferrals or by operation of Code Limits.
(b)    Payment Date for Participants Who Accrue a Plan Benefit Prior to January 1, 2009. An employee who first becomes a Participant and accrues a Plan Benefit prior to January 1, 2009 shall receive or commence receiving payment of his NonGrandfathered Benefit on the Participant’s applicable Normal Payment Date, unless (i) the Participant (A) elects in accordance with his Transition Election the DCP Option for all or a portion of his NonGrandfathered Benefit and (B) specifies an Elected Payment Date in accordance with this Section 5.3 or (ii) the Participant makes a redeferral election in accordance with Section 7.
(c)    Payment Forms for Participants Who Accrue a Plan Benefit Prior to January 1, 2009. An employee who first becomes a Participant and accrues a Plan Benefit prior to January 1, 2009 may elect to receive his NonGrandfathered Benefit in any of the available forms of payment described in Section 5.6. The Elected Payment Form for a NonGrandfathered Benefit may be different than the form of payment elected by the Participant under the Retirement Plan. If a Participant does not specify an Elected Payment Form for his NonGrandfathered Benefit, such Participant’s NonGrandfathered Benefit shall be paid in the Default Payment Form. A Participant may only elect one payment form for his NonGrandfathered Benefit, unless he elects the DCP Option. In the event a Participant elects to receive a portion of his NonGrandfathered Benefit in the form of the DCP Option, the remainder of the Participant’s Plan Benefit shall be paid in the Default Payment Form.
(d)    Special Rule for Certain Executives Hired in 2008. A 2008 New Executive shall be entitled to make a contingent Payment Election prior to December 31, 2008 with respect to any NonGrandfathered Benefit to which he may be entitled in the future. A 2008 New Executive shall be permitted to make the same Payment Elections with respect to his NonGrandfathered Benefit, as an employee who first becomes a Participant and accrues a Plan Benefit prior to January 1, 2009.
(e)    Separation from Service in 2009. If a Participant described in Section 5.3(a) makes a Payment Election during 2008, incurs a Separation from Service between January 1, 2009 and December 31, 2009 and has elected to receive his NonGrandfathered Benefit in a Lump-Sum Option, such payment of the Lump-Sum Option shall not be made until January 1, 2010. If the payment of a Lump-Sum Option is delayed beyond the Normal Payment Date in accordance with the previous sentence, a Participant’s NonGrandfathered Benefit shall be credited with interest on a quarterly basis based upon the interest rate being used to determine Lump-Sum Option payments under the Retirement Plan for each quarter of such delay. In the event a Participant dies during the period of any such delay, his NonGrandfathered Benefit shall be paid to his Beneficiary together with any interest credited thereto in a lump-sum payment on the tenth day of the month following the date of such Participant’s death.

Part E: Terms Applicable To Wyeth Sub-Plan

(f)    Payment Date and Payment Form for Participants Who Accrue a Plan Benefit On or After January 1, 2009. A Participant who first accrues a Plan Benefit on or after January 1, 2009 (other than a 2008 New Executive), shall receive his NonGrandfathered Benefit on the Normal Payment Date and in the Default Payment Form. Such Participant shall not be permitted to select an Elected Payment Date or an Elected Payment Form; provided, however, that such Participant shall be permitted to make a redeferral election in accordance with Section 7.
(g)    Payment Date and Payment Form for Participants Who Transfer from Puerto Rico to the United States. Notwithstanding anything in Section 5.3 to the contrary, a Puerto Rico Participant shall receive his NonGrandfathered Benefit on the Normal Payment Date and in the Default Payment Form. Such Puerto Rico Participant shall not be permitted to select an Elected Payment Date or an Elected Payment Form; provided, however, that such Puerto Rico Participant shall be permitted to make a redeferral election in accordance with Section 7.
(h)    Rehire. Notwithstanding the foregoing provisions of Section 5.3, an Eligible Employee who is rehired by the Company or otherwise again becomes an Eligible Employee, alter accruing a NonGrandfathered Benefit under the Plan or a benefit under any other Company Non-Account Plan shall not be entitled to make a Payment Election. In the event such an Eligible Employee previously Separated from Service with the Company, payment of his NonGrandfathered Benefit accrued prior to such Separation from Service shall not be suspended or otherwise delayed and any additional NonGrandfathered Benefit accrued by such an Eligible Employee shall be paid on the Normal Payment Date and in the Default Payment Form. In the event such an Eligible Employee did not incur a Separation from Service, the additional benefit accrued by the Participant shall be distributed on the Payment Date and in the Payment Form applicable to the NonGrandfathered Benefit previously accrued by the Participant.
(i)    Modifying a Payment Form. An Employee who first becomes a Participant and accrues a Plan Benefit prior to January 1, 2009 and who elects to receive his NonGrandfathered Benefit in an annuity Payment Form described in Section 5.6(a)(1) or (2) may, at any time prior to the Payment Date for such NonGrandfathered Benefit, elect to have his NonGrandfathered Benefit paid in another annuity Payment Form described in Section 5.6(a)(1) or (2) that is the actuarial equivalent of the original annuity elected by the Participant. For this purpose, actuarial equivalence shall be determined in accordance with Section 5.6(b). Except as permitted by Section 7, a Participant who elects to have his NonGrandfathered Benefit paid in the form of a Ten-Year Certain and Life Option. Lump-Sum Option or DCP Option shall not be permitted to change the Payment Form so elected.
(j)    Valid Notional Rollovers to the New DCP. An Employee who first becomes a Participant and accrues a Plan Benefit prior to January 1, 2009 shall be permitted to elect the DCP Option for some or all of the amount otherwise payable under the Plan, provided that in the event that such Participant elects the DCP Option for only a portion of his NonGrandfathered Benefit, he shall receive the remaining portion of his NonGrandfathered Benefit in the Lump Sum Option. The effective date of the Valid Notional Rollover made in connection with the DCP Option will be the first day of the month following the Participant’s Separation from Service, even if the portion of the Participant’s NonGrandfathered Benefit subject to the Valid Notional Rollover would otherwise have been paid to the Participant at a later date. Any such Valid Notional Rollover shall be subject to the terms of the New DCP. If a Participant who has elected the DCP Option is not Retirement Eligible at the time of his Separation from Service, then (i) the election of the DCP Option shall be void and of no force and effect and (ii) the Participant’s NonGrandfathered Benefit shall be paid on the Default Payment Date and in the Default Payment Form.
5.4    Payment of De Minimis Grandfathered Amounts
See Section 7.2(b) of Part A of the Plan. Lump-sum values under this Section 5.4 shall be determined using the same actuarial assumptions as would be applied under the Retirement Plan for the purpose of determining the actuarial equivalent Lump-Sum Option value of Retirement Plan benefits of the Participant as of the date of his Separation from Service.
5.5    Certain Accelerated Payments of 409A Amounts
See Section 7.3 of Part A of the Plan.

Part E: Terms Applicable To Wyeth Sub-Plan

5.6    Available Forms of Payment
(a)    Forms of Payment. A Participant’s Grandfathered Benefit and/or NonGrandfathered Benefit, as applicable, may be paid in the forms of payment available under the Retirement Plan as follows; provided, however, that a Participant who first accrues a Plan Benefit on or after January 1, 2009 (other than the 2008 New Executives) may only receive payment of his NonGrandfathered Benefit in the Lump-Sum Option:

1.
“Single Life Annuity” means a Participant’s Grandfathered Benefit and/or NonGrandfathered Benefit, as applicable, payable as an annuity in equal monthly installments over the life of the Participant, commencing as of the Payment Date and terminating in the month in which the Participant dies, with no further payments thereafter.

2.
“25, 50, 75 or 100% Joint and Survivor Annuity” means a Participant’s actuarially reduced Grandfathered Benefit and/or NonGrandfathered Benefit, as applicable, payable as an annuity in equal monthly installments over the life of the Participant, commencing as of the Payment Date and terminating in the month in which the Participant dies, with a survivor contingent annuity for the life of the Participant’s surviving contingent annuitant, commencing in the month following the month in which the Participant died and terminating in the month in which the Participant’s surviving contingent annuitant dies, which is either 25%, 50%, 75% or 100% of the monthly payment to the Participant, as elected by the Participant. Following such contingent annuitant’s death, no further payments shall be made.

3.
“Ten Year Certain and Life Option” means a Participant’s actuarially reduced Grandfathered Benefit and/or NonGrandfathered Benefit, as applicable, payable in monthly installments over the life of the Participant, commencing as of the Payment Date, with a guarantee that if the Participant dies within 120 months (i.e., ten years) of the applicable Payment Date, such reduced Grandfathered Benefit and/or NonGrandfathered Benefit, as applicable, shall be paid to the Participant’s Beneficiary the balance of the 120 month (i.e., ten year) for guaranteed period in the month following the month in which the date of the Participant’s death occurs, or, upon the Participant’s death, if the Participant’s Beneficiary so elects with respect to the Grandfathered Benefit, the commuted value of the remaining payments shall be paid to such Beneficiary in a lump-sum amount. If the Participant survives the 120 month (i.e., ten year) guaranteed period, he shall continue to receive the actuarially reduced Grandfathered Benefit and/or NonGrandfathered Benefit, as applicable, through the month in which the Participant dies.

4.	“Lump-Sum Option” means the actuarial equivalent of a Participant’s Grandfathered Benefit and/or NonGrandfathered Benefit, as applicable, payable in a cash lump sum on the Payment Date.

5.
“DCP Option” means the actuarial equivalent of a Participant’s Grandfathered Benefit and/or NonGrandfathered Benefit, as applicable (or the applicable portion thereof) that the Participant elects, in accordance with the terms of the Plan, to convert into a cash lump-sum amount to be credited in a Valid Notional Rollover to the DCP. A Participant who elects the DCP Option with respect to some or all of his Grandfathered Benefit shall be subject to the applicable terms and provisions of the Prior DCP and shall have the amount of the Valid Notional Rollover credited to the Prior DCP. A Participant who elects or contingently elects the DCP Option with respect to some or all of his NonGrandfathered Benefit shall be subject to the applicable terms and provisions of the New DCP, shall be required to make his payment elections under the New DCP at the time the DCP Option is elected and shall have the amount of the Valid Notional Rollover credited to the New DCP.

(b)    Actuarial Equivalence. The actuarial equivalence of forms of payment in Sections 5.6(a)(1) through (4) above of a Grandfathered Benefit and/or NonGrandfathered Benefit, as applicable, shall be determined in accordance with the factors and assumptions specified in the Retirement Plan (or such other factors or assumptions

Part E: Terms Applicable To Wyeth Sub-Plan

specified from time to time by the Committee), in a manner which is intended to result in compliance with Code Section 409A.
ARTICLE 6
DEATH BENEFITS
6
6.1    No Vesting Solely as a Result of Death
No survivor or death benefit shall be payable to any person under this Section 6 in respect of a Participant unless the Participant had a Vested Plan Benefit on the date of the Participant’s death (or, if earlier, the date of the Participant’s Separation from Service). If a death benefit is payable under this Section 6, no other amounts shall be payable in respect of a Participant under the Plan, and the default payment rules and any prior Payment Elections made by the Participant shall be disregarded.
6.2    Death on or After Payment Date
If a Participant dies on or after his Payment Date, (i) no survivor or death benefit shall be payable under this Section 6, (ii) any survivor or death benefits payable under the Plan shall be based solely upon the Payment Form applicable to the Participant, and (iii) no survivor or death benefits shall be payable under the Plan if the applicable Payment Form (e.g., a Single Life Annuity) does not contemplate the payment of any survivor or death benefits. The terms and provisions of the DCP (and not the Plan) shall govern the payment of any death benefit in respect of the portion of a Participant’s Plan Benefit that has been credited under the DCP in connection with a Valid Notional Rollover. Solely for purposes of this Section 6, the Payment Date for the portion of a Participant’s Plan Benefit that is transferred to the DCP in a Valid Notional Rollover shall be the date as of which the amount subject to the Valid Notional Rollover is first credited to the DCP.
6.3    Death on or After Attaining Age 55 and Prior to Payment Date; Participants Who Accrue a Plan Benefit Prior to January 1, 2009
If a Participant with a Vested Plan Benefit, who first becomes a Participant and accrues a Plan Benefit prior to January 1, 2009 (or who is a 2008 New Executive), dies on or after attaining age 55 and prior to the Participant’s Payment Date, the Participant’s surviving Spouse, if any, shall be eligible, subject to a Participant’s election under Section 6.8, for a survivor annuity under the Plan calculated under Section 4.2 (and reduced for early commencement in accordance with the applicable Early Commencement Factor from Appendix A) as if (i) the Participant had elected a 50% Joint and Survivor Annuity commencing immediately prior to the date of the Participant’s death and (ii) the Participant died immediately following the commencement of such annuity. The survivor annuity contemplated by this Section 6.3 shall commence in the month following the month in which the Participant died and shall terminate in the month in which the surviving Spouse dies.
6.4    Death Prior to Attaining Age 55 and Prior to Payment Date; Participants Who Accrue a Plan Benefit Prior to January 1, 2009
If a Participant with a Vested Plan Benefit, who first becomes a Participant and accrues a Plan Benefit prior to January 1, 2009 (or who is a 2008 New Executive), dies prior to attaining age 55 and prior to the Participant’s Payment Date, the Participant’s surviving Spouse, if any, shall be eligible, subject to a Participant’s election under Section 6.8, for a survivor annuity under the Plan calculated under Section 4.2 (and reduced for early commencement in accordance with the applicable Early Commencement Factor from Appendix A) as if (i) the Participant incurred a Separation from Service on the date of death or, if earlier, on the date of Separation from Service, (ii) the Participant survived until age 55, (iii) the Participant incurred a Separation from Service having elected a 50% Joint and Survivor Annuity commencing in the month following the month in which the Participant attained age 55, and (iv) the Participant died on the day after attaining age 55. The survivor annuity contemplated by this Section 6.4 shall commence in the month following the month in which the Participant would have attained age 55 and shall terminate in the month in which the surviving Spouse dies.

Part E: Terms Applicable To Wyeth Sub-Plan

6.5    Death Benefits for Participants Who First Accrues a Plan Benefit On or After January 1, 2009
If a Participant with a Vested Plan Benefit, who first accrues a Plan Benefit on or after January 1, 2009 (other than a 2008 New Executive), dies prior to his Payment Date, the Participant’s surviving Spouse, if any, shall receive a cash lump-sum payment under the Plan equal to the actuarial equivalent (determined in accordance with Section 5.6(b)) of the death benefit described in Section 6.3 or Section 6.4, as applicable, in the January following the calendar year in which the Participant’s death occurs.
6.6    Death Benefits to Participants Who Die Without a Surviving Spouse
The provisions of this Section 6.6 shall apply effective July 24, 2006 to a Participant described in Section 6.3 or 6.4 and a Participant described in Section 6.5 who, at the time of death while employed by the Company, is not survived by a surviving Spouse:

1.
For purposes of calculating the amount of the death benefit under Section 6.3 or 6.4, as applicable, the Participant shall be deemed to have been survived by a surviving Spouse of the opposite gender with a date of birth that is the same as the date of birth of the Participant.

2.
The actuarial equivalent (determined in accordance with Section 5.6(b)) of the benefit described in Section 6.3 or Section 6.4, as applicable, shall be paid to the estate of the Participant in the January following the calendar year in which the Participant’s death occurs.

3.
Any survivor benefit provided by this Section 6.6 shall be treated as a NonGrandfathered Benefit for purposes of the Plan (even if it is calculated with respect to the Participant’s Grandfathered Benefit) and shall be payable only in a lump-sum and not in any other form of payment.

6.7    Rules of Application
The provisions of this Section 6 shall be applied separately with respect to a Participant’s Grandfathered Benefit and NonGrandfathered Benefit. Except as provided in Section 6.6(3), the payment of the survivor annuity under Section 6.3 or 6.4. as applicable, attributable to a Participant’s Grandfathered Benefit may not be accelerated or deferred or paid in any alternative Payment Form.
6.8    Special Lump-Sum Election
An employee who first becomes a Participant and accrues a Plan Benefit prior to January 1, 2009 (or who is a 2008 New Executive) may irrevocably elect at the time that the Participant makes his Payment Election to have the actuarial equivalent (determined in accordance with Section 5.6(b)) of the death benefit attributable to his NonGrandfathered Benefit payable under Section 6.3 or 6.4, as applicable, paid to the Participant’s surviving Spouse (determined without regard to Section 6.6) in the January following the calendar year in which the Participant’s death occurs. The consent of the surviving Spouse shall not be required for any such election by the Participant.
Notwithstanding the preceding, the following shall apply to a Participant who (a) is described in Section 6.3 or 6.4, (b) does not have a lump sum election in effect pursuant to this Section 6.8, and (c) dies on or after January 1, 2018. In that case, the death benefit payable under Section 6.3 or Section 6.4 (as applicable) with respect to a Participant’s NonGrandfathered Benefit shall be paid in a single lump sum. The amount of such lump sum payment shall equal the present value of the benefit otherwise payable to the surviving Spouse in an immediate annuity. This present value determination shall be based on the surviving Spouse’s age and the actuarial assumptions for calculating lump sum payments under the Retirement Plan as of the first day of the month coincident with or next following the Participant’s date of death.
Regardless of a Participant’s date of death, the provisions of this Section 6.8 regarding a Participant who has a lump sum election in effect or the provisions of Section 6.5 regarding a Participant who first accrues a benefit

Part E: Terms Applicable To Wyeth Sub-Plan

after 2008 shall continue to apply with respect to any lump sum payment attributable a Participant’s NonGrandfathered Benefit.
6.9    Enhanced Active Death Benefit
Notwithstanding any other provision in this Article 6, the Beneficiary (or individual or entity, as applicable) of a Participant who dies during active employment (e.g., excluding anyone on a leave of absence due to long –term disability) with an Associate Company under Part E of the Plan on or after June 1, 2015, after having reached Normal Retirement Age or Early Retirement Age (as such terms are defined in the applicable provisions for determining the Employee’s benefit under the Retirement Plan) shall be eligible for an enhanced death benefit in lieu of any other death benefit provided under this Part E to the Plan, subject to the spousal consent requirements described herein for married Participants.
(a)    The amount of the enhanced active death benefit shall equal the lump sum value of the Plan benefit that would have been payable to the Participant as an immediate single life annuity, commencing on the first day of the month coincident with or next following the Participant’s date of death (assuming he had survived). This lump sum value determination shall be based on the Participant’s age and the actuarial assumptions for calculating lump sum payments under the Retirement Plan as of the first day of the month coincident with or next following the Participant’s date of death.
(i)    The enhanced active death benefit for a married Participant shall consist of a grandfathered (“GF”) portion and a nongrandfathered (“NGF”) portion, as follows:
(I)    The GF portion for a married Participant shall equal the lump sum value of the survivor portion of the Participant’s Grandfathered Benefit payable as a 50% joint and survivor annuity with the Spouse as the contingent annuitant, based on the Spouse’s age.
(II)    The NGF portion for a married Participant shall equal the excess of the total enhanced active death benefit determined in (a), over the GF portion determined in the immediately preceding paragraph (I).

(ii)    The entire enhanced active death benefit for an unmarried Participant shall be treated as the NGF portion.

(b)    The enhanced active death benefit shall be paid as follows:

(i)    If the Participant is married and the surviving Spouse waives the Qualified Pre-retirement Survivor Annuity (“QPSA”) under the Retirement Plan, the NGF portion shall be transferred as a notional transfer to the Participant’s PSSP account and the GF portion shall be paid directly to the Participant’s surviving Spouse as an annuity.

(ii)    If the Participant is unmarried, the enhanced active death benefit shall be transferred as a notional transfer to the Participant’s PSSP account.

(iii)     If the Participant is married and the surviving Spouse does not waive the QPSA under the Retirement Plan, the survivor portion of the Participant’s Plan benefit payable as a 50% joint and survivor annuity with the Spouse as the contingent annuitant shall be paid directly to the Participant’s surviving Spouse and no further enhanced active death benefit shall be payable. The GF portion shall be paid as an annuity. The following shall apply with respect to the NGF portion:

(I)    The NGF portion shall be paid as a single lump sum payment to the surviving Spouse if (A) the Participant had a lump sum election pursuant to Section 6.8 on file, (B) the Participant did not have any accrued benefit prior to January 1, 2009 (described in Section 6.5), or (C) the Participant died on or after January 1, 2018.

Part E: Terms Applicable To Wyeth Sub-Plan

(II)    The NGF portion shall be paid as an annuity in the same manner as the GF portion if the immediately preceding paragraph (I) does not apply, such that the Participant is not subject to Section 6.5 or a lump sum election made pursuant to Section 6.8.

(c)    Payment of the enhanced active death benefit shall be made regardless of any re-deferral by the Employee under 7.1 of this Part E, and irrespective of whether the Employee was a Key Employee.

ARTICLE 7
NOTIONAL ROLLOVERS AT SEPARATION
7
7.1    Notional Rollover Elections to the DCP
Subject to this Article 7, a Participant who will be Retirement Eligible at his Separation from Service, shall be permitted to elect, prior to his Separation from Service (and, in the manner contemplated by Section 7.2, if applicable), to transfer in a Valid Notional Rollover all or a portion of the amount of his benefit to the New DCP instead of having such amount paid to the Participant on the applicable Payment Date. The amount transferred to the New DCP in a Valid Notional Rollover shall be credited to the New DCP as of the first day of the month following the Participant’s Separation from Service, even if the Payment Date for the benefit is a later date. Subject to this Article 7, a Participant who will be Retirement Eligible at his Separation from Service and who has previously elected to receive all or a portion of his benefit in the DCP Option shall be permitted to redefer payment, in the manner contemplated by Section 7.2 (if applicable), of the amount subject to the DCP Option, subject to the applicable payment terms of the New DCP.
At the time of the Notional Rollover election, the Participant must make his or her payment elections that shall be applicable to such Notional Rollover amount under the New DCP. Any transfer to the New DCP in connection with a Valid Notional Rollover must be made in accordance with the applicable terms and provisions of the New DCP as then in effect and, once the deferred amount is notionally rolled over and credited under the New DCP, the effect of such rollover shall constitute a full and complete settlement of the Company’s obligations to the Participant under this Plan. On or after January 1, 2009, Notional Rollover authorized under this Article 7 and payment elections under the New DCP shall be made separately with respect to Grandfathered and NonGrandfathered Benefits.
7.2    Redeferral Requirements For Certain NonGrandfathered Benefits
Subject to Section 7.3, the elections described in Sections 7.1 with respect to NonGrandfathered Benefits for which Notional Rollover elections are made or revised on or after January 1, 2009, shall be subject to the following requirements:
(a)    The election must be made and become irrevocable (other than in the case of the death of the Participant) at least one year prior to the then effective Payment Date.
(b)    The election shall not become effective for at least one year after the election is made.
(c)    If the benefit is transferred to the New DCP in a Valid Notional Rollover, the Commencement Date elected by the Participant under the New DCP for the benefit for the amount so transferred must not be earlier than the fifth anniversary of the original Payment Date.
7.3    Limitations on Notional Rollovers
Notwithstanding the foregoing provisions of this Article 7, no Participant shall be permitted to elect a Valid Notional Rollover for any portion of his Plan Benefit following the date of the Participant’s Separation from Service. A Valid Notional Rollover shall be void and of no effect if the Participant is not Retirement Eligible at the time of his Separation from Service. In that case, any benefits subject to the void election will be paid from this Plan in a lump sum.

Part E: Terms Applicable To Wyeth Sub-Plan

APPENDIX A
EARLY COMMENCEMENT FACTORS
Subsidized Early Commencement Factor (used for (A) the NonGrandfathered Benefit for a Participant whose Separation from Service occurs on or after attaining age 55 and completing ten or more Years of Vesting Service; (B) for the Grandfathered Benefit of a Participant whose Separation from Service occurs on or after attaining age 55 and completing ten or more Years of Vesting Service and who, as of December 31, 2004, had at least ten Years of Vesting Service); (C) for the NonGrandfathered Benefit of a Rule of 70 Participant; (D) Pfizer Rule of 70 Benefits; and (E) for the Boehringer Rule of 70 Benefits.
1.00 less ¼% for each month by which the Payment Date precedes the Normal Retirement Date.
Unsubsidized Early Commencement Factor (used for all other purposes):
The actuarially equivalent factor applicable to the accrued benefit of a terminated vested Participant under the Retirement Plan.

Part E: Terms Applicable To Wyeth Sub-Plan

PART F
TERMS APPLICABLE TO THE A.L. PHARMA SUB-PLAN
ARTICLE 1
INTRODUCTION
1
1.1    History
The A. L. Pharma Inc. Supplemental Pension Plan (the “Plan”) is maintained by Alpharma Inc. (the “Company”). The Plan was originally established by A. L. Pharma Inc. effective as of July 1, 1994 and was amended and restated effective January 1, 2005 and January 1, 2008.
1.2    Purpose
The Company maintains the Alpharma Inc. Pension Plan (the “Pension Plan”),which is intended to meet the requirements of a “qualified plan” under the Code and which is currently set forth in Part F of the PCCP. While the Code places limitations on the maximum amount of an employee’s compensation that may be taken into account for determining benefits payable under a qualified plan, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”‘), permits the payment under an “unfunded plan” of the benefits which may not be paid under a qualified plan because of such limitation. The purpose of this Plan is to provide a certain level of additional benefits which may not be provided under the pension plan because of the maximum compensation limitation of the Code. Effective January 1, 2006, participation in, and accruals under, the Plan were frozen.
ARTICLE 2
ELIGIBILITY AND BENEFITS
2
2.1    Eligibility
Only those highly compensated or key management Employees of the Company or its Affiliates, who participate in the Pension Plan (or are entitled to benefits under the part of the PCPP PR for the Puerto Rico portion of the Alpharma Inc. Pension Plan that are limited by a provision of the Puerto Rico Code) and who were employed on June 30, 1994, shall participate in this Part F of the Plan, subject to the conditions and limitations of the Plan. Any such highly compensated key management employees hired after June 30, 1994 and before January 1, 2006, shall be eligible to participate in the Plan at the discretion of the Committee.
2.2    Amount of Benefits
Subject to Section 2.3 below, with respect to a Participant who becomes entitled to a pension benefit under the Pension Plan, and such benefit has been limited as a result of the maximum compensation limitation imposed by Section 401(a)(17) of the Code (as such maximum compensation limitation is incorporated in the Pension Plan and as it may be changed from time to time), he or she shall be entitled to receive under this Plan the portion of the Participant’s benefit under the Pension Plan which exceeds the benefit payable to the Participant under the Pension Plan after applying the legal maximum compensation limitation; provided, however, that the annual compensation earned by a Participant for this purpose shall not exceed $235,840. Such estimated limitation shall be determined by the Committee (as defined in section 3.1). A Participant’s benefit under this Plan shall be referred to hereinafter as a Participant’s “Supplemental Pension Benefit.” With respect to determining a Participant’s Supplemental Pension Benefit, service after December 31, 2005 and compensation paid after the last payroll period ending in 2005, shall not be taken into account.

F-1

Part E: Terms Applicable To Wyeth Sub-Plan

2.3    Vesting
If a Participant resigns or is dismissed from the employ of the Company and all of its controlled group members prior to completing at least five years of employment service with the Company or any member of its controlled group, the Participant shall not be entitled to any benefit under the Plan. Notwithstanding the foregoing, Participants (i) whose employment was transferred from the controlled group that includes the Company to the controlled group that includes Actavis Group on or about December 16, 2005, or (ii) who were employees involuntarily terminated as a result of the sale of the Company’s generics business, shall be entitled to a benefit under the Plan based on their service through their termination date, regardless of whether such Participants had completed at least five years of employment service on their termination date.
ARTICLE 3
PAYMENTS
3
Supplemental Pension Benefit under the Plan shall be paid in a lump sum:
(a)    To the Participant on the date that is six months after his or her Separation from Service, but in no event later than the later of (i) December 31 of the calendar year in which the Participant has been Separated from Service for six months, or (ii) the fifteenth day of the third calendar month following the date on which the Participant has been Separated from Service for six months; or
(b)    In the event of his or her death, the Participant’s Beneficiary,
The lump sum payment shall be determined using Applicable Interest Rate and the Applicable Mortality, both as defined under the Code and the regulations thereunder. Notwithstanding anything in the Plan to contrary, if a Participant is receiving his or her Supplemental Pension Benefit in the form of an annuity, upon the Participant’s death, his or her Beneficiary shall be entitled to survivor benefits provided under the form of annuity, if any.

F-2

Part F: Terms Applicable To The A. L. Pharma Cash Balance Sub-Plan